AMENDED AND RESTATED
TRUST AGREEMENT
among
AMBAC FINANCIAL GROUP, INC.,
as Depositor,
THE BANK OF NEW YORK MELLON,
as Note Trustee, Paying Agent, Registrar and Account Bank
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Owner Trustee
Dated as of
August 28, 2014
______________________________
COROLLA TRUST
______________________________

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND CONSTRUCTION

Section 1.01.	Capitalized Terms

Section 1.02.	Rules of Construction
ARTICLE II CONVEYANCE; ORGANIZATION, PURPOSE AND POWERS OF TRUST

Section 2.01.	Organization of Trust

Section 2.02.	Purposes and Powers

Section 2.03.	Declaration of Trust

Section 2.04.	Maintenance of Separate Existence; Prohibited Transactions

Section 2.05.	Title to Trust Assets

Section 2.06.	Depositor Representations and Warranties

Section 2.07.	Conveyance and Deposit of Trust Assets

Section 2.08.	Protection of Trust Assets

ARTICLE III	OWNER TRUST CERTIFICATE AND TRANSFER OF INTERESTS

Section 3.01.	Initial Ownership

Section 3.02.	Owner Trust Certificate.

Section 3.03.	Execution of Owner Trust Certificate.

Section 3.04.	Restrictions on Transfer.

Section 3.05.	Liability of the Certificateholder
ARTICLE IV OFFERED NOTES AND TRANSFER OF INTERESTS

Section 4.01.	The Offered Notes

Section 4.02.	Authentication of Offered Notes

Section 4.03.	Registration of, and Transfer and Exchange of, Offered Notes

Section 4.04.	Mutilated, Destroyed, Lost, or Stolen Offered Note

Section 4.05.	Record Date Convention

Section 4.06.	Access to List of Noteholders’ Names and Addresses

Section 4.07.	Book-Entry Only System for Global Note
ARTICLE V ACCOUNTS; STATEMENTS TO HOLDERS

Section 5.01.	Trust Account.

Section 5.02.	Statements to Noteholders.

Section 5.03.	Furnishing of Documents.

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ARTICLE VI APPLICATION OF TRUST FUNDS

Section 6.01.	Application of Trust Funds

Section 6.02.	Method of Payment
ARTICLE VII THE TRUSTEES

Section 7.01.	Appointment of Note Trustee and Owner Trustee

Section 7.02.	Acceptance of Trusts and Duties

Section 7.03.	General Duties and Authority

Section 7.04.	Restrictions on Trustees’ Authority

Section 7.05.	Conflicting Instructions.

Section 7.06.	No Duties Except as Specified in Agreement or Instructions.

Section 7.07.	Limitation of Trustees’ Liability; Certain Rights of Trustees.

Section 7.08.	Reliance; Advice of Counsel.

Section 7.09.	Representations and Warranties

Section 7.10.	Trustees’ Fees

Section 7.11.	Indemnification

Section 7.12.	Payments to Trustees

Section 7.13.	Instructions to Trustees by Electronic Means.

Section 7.14.	Instructions to Trustees Upon Payment in Full of Offered Notes.
ARTICLE VIII SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

Section 8.01.	Eligibility Requirements for Trustees

Section 8.02.	Resignation or Removal of Trustees

Section 8.03.	Successor Trustee

Section 8.04.	Merger or Consolidation of Trustee

Section 8.05.	Appointment of Co-Trustee or Separate Trustee
ARTICLE IX PAYING AGENT

Section 9.01.	Appointment of Paying Agent

Section 9.02.	Duties of Paying Agent
ARTICLE X DEFAULTS AND REMEDIES

Section 10.01.	Event of Default.

Section 10.02.	Remedies.

Section 10.03.	Optional Preservation of Trust Property.

Section 10.04.	Note Trustee May File Proofs of Claim.

Section 10.05.	Note Trustee May Enforce Claims Without Possession of Offered Notes.

Section 10.06.	Application of Money Collected.

Section 10.07.	Limitation on Suits.

Section 10.08.	Unconditional Right of Noteholders to Receive Principal and Interest.

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Section 10.09.	Restoration of Rights and Remedies.

Section 10.10.	Rights and Remedies Cumulative.

Section 10.11.	Delay or Omission; Not Waiver.

Section 10.12.	Control by Noteholders.

Section 10.13.	Undertaking for Costs.

Section 10.14.	Waiver of Stay or Extension Laws.

Section 10.15.	Sale of Trust Property.

Section 10.16.	Action on Certificates.

Section 10.17.	Notice of Event of Default.

Section 10.18.	Power of Attorney.
ARTICLE XI DISSOLUTION OF TRUST AND TERMINATION OF AGREEMENT

Section 11.01.	Dissolution of Trust
ARTICLE XII CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

Section 12.01.	Conditions Precedent
ARTICLE XIII TAXES

Section 13.01.	Tax Treatment as Grantor Trust

Section 13.02.	Tax Treatment of the Notes

Section 13.03.	Tax Reports to Holders, Internal Revenue Service and Others

Section 13.04.	Withholding
ARTICLE XIV MISCELLANEOUS

Section 14.01.	Supplements; Amendments

Section 14.02.	No Legal Title to Trust Assets in Depositor

Section 14.03.	Limitations on Rights of Others

Section 14.04.	Notices

Section 14.05.	Severability

Section 14.06.	Separate Counterparts

Section 14.07.	Successors and Assigns

Section 14.08.	No Petition

Section 14.09.	Offered Notes Obligor

Section 14.10.	Headings

Section 14.11.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

Section 14.12.	Integration

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SCHEDULES
SCHEDULE 1 Annex of Defined Terms
EXHIBITS
EXHIBIT A    Form of Owner Trust Certificate

EXHIBIT B-1    Form of Global Note

EXHIBIT B-2    Form of Offered Note

EXHIBIT C    Form of Payment Report
EXHIBIT D    Form of UCC Financing Statement

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This AMENDED AND RESTATED TRUST AGREEMENT is dated as of August 28, 2014 (as amended, supplemented or modified from time to time, the “Trust Agreement” or this “Agreement”), among Ambac Financial Group, Inc., a Delaware corporation, as depositor (the “Depositor”), The Bank of New York Mellon, a New York banking corporation, as Note Trustee, as Paying Agent, as initial Registrar and as initial Account Bank, and Wilmington Trust, National Association, a national banking association, as Owner Trustee.
WHEREAS, the Depositor and the Owner Trustee entered into that certain Trust Agreement, dated as of August 11, 2014 (the “Original Trust Agreement”), for purposes of forming “Corolla Trust”; and
WHEREAS, the Depositor and the Owner Trustee desire to amend and restate in its entirety the Original Trust Agreement on the terms herein in order to permit the issuance of the Offered Notes and the Owner Trust Certificate;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows, and further that the Original Trust Agreement is hereby amended and restated to read in its entirety as follows:
GRANTING CLAUSE
To secure the Offered Notes, the Trust hereby pledges, assigns, conveys, delivers, transfers and sets over to the Note Trustee, for the benefit of the Noteholders, and hereby grants to the Note Trustee, for the benefit of the Noteholders, a security interest in the Trust’s right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property, commercial tort claims, deposit accounts, documents, goods and letter-of-credit rights and any and all other personal property of any type or nature owned by it that constitute or are the proceeds of the Junior Surplus Notes (collectively, the “Trust Assets”).
The foregoing grant is made in trust to secure the Offered Notes and to secure compliance with the provisions of this Agreement, in each case as provided in this Agreement. The Note Trustee, on behalf of the Noteholders, acknowledges such grant and accepts the trusts under this Agreement in accordance with the provisions of this Agreement. The Trust Assets shall secure the Offered Notes equally and ratably without prejudice, priority or distinction.
ARTICLE I

DEFINITIONS AND CONSTRUCTION
Section 1.01.    Capitalized Terms.
Except as otherwise specified herein or as the context may otherwise require, certain terms have the respective meanings set forth in the Annex of Defined Terms attached as Schedule 1 hereto for all purposes of this Agreement.

Section 1.02.    Rules of Construction.
Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires:
(a)    References to designated articles, sections, and other subdivisions of this Agreement, such as “Section 6.12(a),” refer to the designated article, section, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, or other subdivision of this Agreement.
(b)    Any term that relates to a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the statute, rule, or regulation came into being, including, to the extent applicable, changes that occur after the date of this Agreement.
(c)    Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (provided such amendment, supplement or modification complies with any restrictions set forth herein).
(d)    The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).
(e)    All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with generally accepted accounting principles. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.
(f)    In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”
(g)    All terms defined in this Agreement shall have the defined meanings when used in any Offered Note, the Owner Trust Certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
ARTICLE II

CONVEYANCE; ORGANIZATION, PURPOSE AND POWERS OF TRUST
Section 2.01.    Organization of Trust.
(h)    Name. The Trust was created pursuant to the Original Trust Agreement and the filing by the Owner Trustee of a Certificate of Trust with the Secretary of State, effective as of

August 11, 2014, under the name “Corolla Trust” in which name the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued, subject in each case to Section 2.02 hereof. The Trust’s activities shall be conducted only in the name of the Trust. This Trust Agreement amends, restates and supersedes for all purposes the Original Trust Agreement.
(i)    Situs of Trust. The principal place of business of the Trust shall be at the Corporate Trust Office of the Owner Trustee. The Trust shall be administered from the Corporate Trust Office of the Owner Trustee and from such additional offices (including the Corporate Trust Office of the Note Trustee) located at such place or places inside or outside of the State of Delaware or the State of New York as the Owner Trustee or the Note Trustee, as the case may be, may designate from time to time in written notice to each Holder (to the extent notice of such designation is not otherwise available through DTC or on a website accessible to all Holders), subject in each case to Section 2.02 hereof.
(j)    Maintenance of Office or Agency. The Trust shall maintain an office or agency where notices and demands on the Trust regarding the Owner Trust Certificate and the Offered Notes may be served. The Trust initially designates the Corporate Trust Office of the Owner Trustee for those purposes. The Owner Trustee shall give prompt written notice to the Holders of the location, and any change in the location, of this office or agency.
Section 2.02.    Purposes and Powers.
(a)    The exclusive purposes and functions of the Trust are as follows:
(i)    to acquire, own, and hold the Trust Assets, as provided in this Agreement;
(ii)    to receive, hold, manage and distribute to the Holders, the Trust Assets (and the proceeds thereof) pursuant to the terms of this Agreement;
(iii)    to engage in such other activities as may be required in connection with the conservation of the Trust Assets and the making of distributions to the Holders in accordance with the provisions of this Agreement;
(iv)    to maintain, preserve, perfect and enforce the Lien on the Trust Assets granted to the Note Trustee for the benefit of the Noteholders in accordance with the terms of this Agreement, including, without limitation, by filing or causing to be filed the initial UCC financing statement and continuation statements on behalf of the Note Trustee for the benefit of the Noteholders to indicate such Lien;
(v)    to issue the Offered Notes and Owner Trust Certificate pursuant to this Agreement; and
(vi)    to engage in such activities, including entering into agreements, as shall be necessary or advisable to accomplish the foregoing.

(b)    The Trust is hereby authorized to engage in each of the activities described in Section 2.02(a). The Trust shall not engage in any activities other than in connection with the foregoing, as required or authorized by the terms of this Agreement and/or as are incidental to and necessary to accomplish such activities. The Trust shall not have any subsidiaries. Except as expressly provided in this Agreement, the Owner Trustee shall have no power to vary the corpus of the Trust Assets, including by (i) accepting any substitute obligation or asset for any item of Trust Assets, (ii) entering into any amendment or modification of the Junior Surplus Notes, (iii) adding any other investment, obligation or security to the Trust Assets or (iv) transferring, or disposing of, any Junior Surplus Note.
(c)    To the fullest extent permitted by applicable law, the Trust shall not have authority to file, and shall not file, a voluntary petition for bankruptcy or consent to the filing of an involuntary petition for bankruptcy against the Trust.
(d)    The Owner Trustee shall not take any action in contravention of any of the foregoing. Each Noteholder, by its acceptance of an Offered Note or beneficial ownership interest therein, and the Certificateholder, by its acceptance of the Owner Trust Certificate, agrees not to instruct either Trustee to take any action that would violate the terms of this Agreement.
Section 2.03.    Declaration of Trust.
(a)    The Owner Trustee hereby declares that it will maintain the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders.
(b)    It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust as provided in Section 2.02.
Section 2.04.    Maintenance of Separate Existence; Prohibited Transactions.
The Trust shall maintain operations and offices separate and apart from those of the Holders and their Affiliates. In furtherance of the maintenance of separate operations, and without limiting the foregoing sentence, the Trust shall act in accordance with the following:
(i)    The Trust shall act solely in its own name and shall not hold itself out as being an agent for the Holders or any Affiliate thereof, and shall not represent to any third party that the credit or resources of the Holders or any Affiliate thereof will be available to satisfy the liabilities or obligations of the Trust.
(ii)    The Trust shall not hold out its credit as being available to satisfy the obligations of any other Person.

(iii)    The Trust shall observe all customary statutory trust formalities, including keeping books and records separate and apart from those of any Holder and any Affiliate thereof and taking appropriate statutory trust actions at the appropriate times.
(iv)    The assets of the Trust shall be separately identified and segregated and shall not be commingled with those of the Holders. All of the Trust’s assets shall at all times be held by or on behalf of the Trust, and if held on behalf of the Trust by another entity in accordance with the terms of this Agreement, shall at all times be kept identifiable (in accordance with customary usage) as assets owned by the Trust. In no event shall any of the Trust’s assets be held on its behalf or otherwise by the Holders or any Affiliate thereof. The Trust shall maintain its own bank accounts and separate books of account.
(v)    Any transaction between the Trust, on the one hand, and any Holder or any Affiliate thereof, on the other hand, shall be conducted only on terms and conditions comparable to transactions on an arm’s length basis with unaffiliated persons.
(vi)    The Trust shall not merge or consolidate with, or sell any of its assets to any Person. Without limiting the generality of the foregoing, the Owner Trustee shall not delegate any decision with regard to any merger, consolidation, sale of assets, the filing by the Trust of a voluntary petition for bankruptcy or consenting to the filing of an involuntary petition for bankruptcy against the Trust.
(vii)    The Trust shall not identify itself as a division of any other Person.
Section 2.05.    Title to Trust Assets.
Legal title to all the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, or a co-trustee or separate trustee, appointed by the Owner Trustee in accordance with Section 8.05, as the case may be.
Section 2.06.    Depositor Representations and Warranties; Covenants.
(a)    The Depositor represents and warrants that (i) it has the full right, power and authority to perform its obligations under this Agreement, (ii) this Agreement has been duly authorized, executed and delivered and constitutes its legal and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)), (iii) the execution, delivery and performance by it of this Agreement does not and will not require any consent or approval from any governmental authority, equity owner or any other Person, other than those that have previously been obtained, granted or procured, and (iv) the execution, delivery and performance by it of this Agreement and the performance of its obligations hereunder do not and will not conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under any other agreement to which such party is a party or by which such party is bound, other than breaches or defaults which would not have a material adverse effect on (a) such party or the ability of such party to perform its obligations hereunder or (b) the validity or enforceability of this Agreement as a whole. No representations are or will be made by Ambac Assurance Corporation, the Segregated Account or the Commissioner, including in his capacity as court-appointed rehabilitator of the Segregated Account, and none of Ambac Assurance Corporation,  the Segregated Account or the Commissioner make or will make any representation as to the transactions contemplated herein, including the transfer of the Junior Surplus Notes to the Issuer, or the timing or likelihood of repayment of the Junior Surplus Notes.
(b)    The Depositor covenants that, if no senior surplus notes of Ambac or the Segregated Account are outstanding that rank higher than the Junior Surplus Notes, the Depositor shall, on or prior to each April 23 or the next succeeding Business Day if April 23 is not a Business Day (until the Maturity Date), request in writing the Segregated Account to seek the authorization of the Commissioner for the payment of principal of and interest on the Junior Surplus Notes when due and payable.
Section 2.07.    Conveyance and Deposit of Trust Assets.
(a)    The Depositor shall, and hereby does, contribute, convey, assign, and deliver on the date hereof all rights, title and interests of the Depositor in and to the Junior Surplus Notes (together with all rights, remedies, and priorities with respect thereto) to the Trust in exchange for (i) the Owner Trust Certificate and (ii) the proceeds of the issuance by the Trust of the Offered Notes. The Junior Surplus Notes to be delivered hereunder (together with all rights, remedies, and priorities with respect thereto, the “Transferred Assets”) shall be owned by, and held in the name of, the Trust for the benefit of the Holders in accordance with the terms of this Agreement.
(b)    The Depositor represents and warrants that, as of the date of this Agreement and immediately prior to the conveyance specified in Section 2.07(a), (i) it has sole record and beneficial ownership of the Transferred Assets, free and clear of Liens and/or other adverse claims, (ii) it has the power, authority and full right to sell, assign, and deliver the Transferred Assets to the Trust pursuant to this Agreement, (iii) it is an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (8) of Regulation D under the Securities Act), (iv) the Depositor’s conveyance of the Transferred Assets to the Trust is a valid and legal transfer under and in accordance with the Underlying Fiscal Agency Agreement, the Securities Act and all state or other applicable securities or “blue sky” laws and (v) it has not encumbered, transferred, or assigned any right, interest or participation in or to the Transferred Assets other than pursuant to this Agreement.
(c)    The Trust is hereby authorized and directed to execute such other documentation as may be required to permit the transfer and registration of the Transferred Assets into the name of the Trust.
(d)    The Depositor’s conveyance of the Transferred Assets to the Trust pursuant hereto constitutes a valid and true conveyance for consideration (and not merely a pledge of such assets for security purposes) enforceable against creditors of the Depositor, and no such assets shall, immediately following such conveyance, constitute property of the Depositor. The Depositor acknowledges that the Trust has given reasonably equivalent value to the Depositor in consideration for the conveyance and delivery to the Trust of the Transferred Assets pursuant to this Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Depositor to the Trust, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(e)    The Depositor hereby confirms that it shall account for the transfers of the Transferred Assets to the Trust as capital contributions of such Transferred Assets in its books, records and financial statements, in each case consistent with GAAP.
Section 2.08.    Protection of Trust Assets.
(a)    The Owner Trustee will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments delivered for execution on behalf of the Trust to the Owner Trustee by the Note Trustee at the direction of the Majority Noteholders or by the Certificateholder and so long as such execution and delivery is not in contravention of the other provisions of this Agreement, to:
(i)    maintain or preserve the Lien (and the priority thereof) created in favor of the Note Trustee for the benefit of the Noteholders pursuant to this Agreement or carry out more effectively the purposes hereof;
(ii)    perfect, publish notice of or protect the validity of the grants made pursuant to the Granting Clause of this Agreement;
(iii)    enforce any of the Trust Assets as directed by the Note Trustee pursuant to Article X of this Agreement; and
(iv)    preserve and defend title to the Trust Assets and the rights of the Note Trustee and the Holders in the Trust Assets against the claims of all Persons or parties.
(b)    The Certificateholder covenants and agrees to deliver, and to direct the Owner Trustee to file (or cause to be filed), continuation statements as provided in Section 2.08(a) above as necessary to maintain priority and perfection of the Lien created in favor of the Note Trustee for the benefit of the Noteholders pursuant to this Agreement.
(c)    Any action requested of the Owner Trustee pursuant to Section 2.08 of this Agreement is subject to the Owner Trustee’s rights under Section 7.07 below.
ARTICLE III
OWNER TRUST CERTIFICATE AND TRANSFER OF INTERESTS
Section 3.01.    Initial Ownership.

The Depositor shall initially be the beneficial owner of the Trust. Upon the issuance of the Owner Trust Certificate, the Certificateholder shall constitute the beneficial owner of the Trust in accordance with the terms hereof.
Section 3.02.    Owner Trust Certificate.
(c)    The Owner Trust Certificate shall represent an undivided beneficial interest in the Trust Assets subject to the Lien created in favor of the Note Trustee for the benefit of the Noteholders pursuant to this Agreement, which undivided beneficial interest shall include the right to receive any payments with respect to the Junior Surplus Notes after (i) the Noteholders have been paid all accrued and unpaid interest on the Offered Notes and (ii) the aggregate principal balance of the Offered Notes is zero.
(d)    In exchange for the conveyance of the Transferred Assets by the Depositor as provided in Section 2.07(a) hereof, the Owner Trustee, on behalf of the Trust, shall (subject to the satisfaction of each of the other conditions precedent specified in Article XII hereof) (i) execute and deliver to the Depositor the initial Owner Trust Certificate and transfer to the Depositor the proceeds of the issuance by the Trust of the Offered Notes and (ii) execute and deliver the initial Offered Notes to Cede & Co.. Such initial Owner Trust Certificate shall represent all of the beneficial interests in the Trust.
(e)    The initial Owner Trust Certificate will be in registered, certificated form and, upon satisfaction of the conditions set forth in Article XII, delivered to the Depositor by the Owner Trustee concurrently with the transfer of the Transferred Assets to the Trust. The initial Owner Trust Certificate shall be substantially in the form of, and shall bear a legend to the effect contained in, Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and the Owner Trust Certificate may have such letters, numbers or other marks of identification and such legends, notations or endorsements placed thereon as may be required by law or as may be determined by the officers executing such Owner Trust Certificate.
Section 3.03.    Execution of Owner Trust Certificate.
The Owner Trust Certificate will be executed by manual or facsimile signature on behalf of the Owner Trustee by an authorized officer. The Owner Trust Certificate shall bear the manual or facsimile signatures of individuals who, at the time their signatures were affixed, were authorized to sign on behalf of the Owner Trustee and shall bind the Trust, notwithstanding that any of them have ceased to be so authorized before the authentication and delivery of the Owner Trust Certificate or did not hold such offices at the date of the Owner Trust Certificate.
Section 3.04.    Restrictions on Transfer.
(a)    The Owner Trust Certificate may only be transferred to a Person which is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which Depositor is a member without the consent or approval of the Noteholders; provided that:

(i)    the Depositor shall have delivered to the Registrar an Opinion of Counsel, dated the date of such transfer, to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization of the Offered Notes as debt, (b) such actions will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder; and
(ii)    the Depositor shall have delivered to the Registrar an Opinion of Counsel, dated the date of such transfer, to the effect that such transfer does not require registration of the Owner Trust Certificate or any interest therein under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.
(b)    In connection with any such transfer, the Person to whom the Owner Trust Certificate is transferred will, by its acquisition and holding of the Owner Trust Certificate, assume all of the rights and obligations of the Certificateholder as described in this Agreement.
Section 3.05.    Liability of the Certificateholder.
The Certificateholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.
ARTICLE IV

OFFERED NOTES AND TRANSFER OF INTERESTS
Section 4.01.    The Offered Notes.
(f)    The Offered Notes initially shall be deposited with DTC and held in DTC Book-Entry Form and shall be evidenced by one global certificated security (“Global Note”), typewritten on safety paper, registered in the name of Cede & Co. or its registered assigns, representing the full aggregate principal amount of Offered Notes. The Global Note shall be substantially in the form of, and shall bear a legend to the effect contained in, Exhibit B-1 attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends, notations or endorsements placed thereon as may be required by law or as may be determined by the officers executing such Global Note. Transfers of beneficial interests in Offered Notes held in DTC Book-Entry Form shall be accomplished and evidenced through DTC’s book-entry procedures.
(g)    In the circumstances contemplated by Section 4.07(c) hereof, Offered Notes may be evidenced by registered notes in the form of Exhibit B-2 attached hereto (“Registered Notes”). Registered Notes shall be typewritten on safety paper, registered in the name of the holder thereof and (i) shall represent the full principal amount of Offered Notes held by such holder, (ii) shall bear a legend to the effect contained in Exhibit B-2, (iii) shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and (iv) may have such letters, numbers or other marks of identification and such legends, notations or endorsements placed thereon as may be required by law or as may be determined by the officers executing the Registered Notes.
Section 4.02.    Authentication of Offered Notes.
(b)    No Offered Note shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless the Offered Note is manually authenticated by the Note Trustee substantially in the form provided for therein, and the authentication on any Offered Note will be conclusive evidence, and the only evidence, that such Offered Note has been duly authenticated and delivered. All Offered Notes shall be dated the date of their authentication. The Note Trustee may appoint an agent to act as the authentication agent of the Note Trustee. All references to the authentication of the Offered Notes by the Note Trustee shall be deemed to include any authentication agent.
(c)    The Offered Notes will be executed by manual or facsimile signature on behalf of the Owner Trustee by an authorized officer. The Offered Notes shall bear the manual or facsimile signatures of individuals who were, at the time their signatures were affixed, authorized to sign on behalf of the Owner Trustee and shall bind the Trust, notwithstanding that any of them have ceased to be so authorized before the authentication and delivery of the Offered Notes or did not hold such offices at the date of the Offered Note.
Section 4.03.    Registration of, and Transfer and Exchange of, Offered Notes.
(c)    Register. The registrar (the “Registrar”) shall keep a register (the “Register”) in which, subject to any reasonable regulations it may prescribe, the Trust shall provide for the registration of the Offered Notes and the Owner Trust Certificate, to the extent permitted by this Agreement, of transfers and exchanges of the Offered Notes and the Owner Trust Certificate. The Registrar is initially The Bank of New York Mellon. The Registrar shall at all times maintain an office or agency where Offered Notes may be surrendered for registration of transfer or exchange.
(d)    Exchanges. At the option of its Holder, each Offered Note may be exchanged for one or more other Offered Notes, representing in the aggregate the same principal balance as the Offered Note surrendered, by surrendering the Offered Note to be exchanged at the office or agency of the Registrar maintained for that purpose. In addition, Noteholders may exchange (i) a Registered Note for a beneficial interest in a Global Note held in DTC Book-Entry Form in accordance with Section 4.03(f)(ii) or (ii) a beneficial interest in a Global Note held in DTC Book-Entry Form for a Registered Note in accordance with Section 4.07(c), any such exchange to be made at the sole cost of the Noteholder requesting such exchange. Every Offered Note presented or surrendered for registration of exchange shall be accompanied by a written instrument of exchange in form and substance acceptable to the Registrar, duly executed by the Noteholder or an attorney-in-fact for the Noteholder duly authorized in writing. Each Offered Note issued in an exchange shall be in an Authorized Denomination.

(e)    Transfer Procedures. An Offered Note may be sold, transferred, assigned, participated, pledged, or otherwise disposed of to any Person only in Authorized Denominations and only if such sale, transfer, assignment, participation or pledge is in accordance with all transfer restrictions in this Agreement and the following:
(i)    Every such Offered Note presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer, in form and substance acceptable to the Registrar, duly executed by the Noteholder or an attorney-in-fact for the Noteholder duly authorized in writing;
(ii)    Each Holder of an Offered Note, or beneficial interest therein, specifically agrees with and represents to the Trustees and the Registrar that no transfer, sale, assignment, participation, pledge, or other disposition of an Offered Note, or a beneficial interest therein, will be made unless such transfer, sale, assignment, participation, pledge, or other disposition is made pursuant to an applicable exemption from the registration requirements under the Securities Act and state securities or “blue sky” requirements; and
(iii)    A Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a custodian thereof, and no such transfer to any such other Person may be registered. The transfer and exchange of any beneficial interest in a Global Note shall be effected through DTC in accordance with this Agreement (including applicable restrictions on transfer set forth herein) and the procedures of DTC therefor.
(f)    Transfer Restrictions.
(i)    No transfer of any Offered Note shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of an Offered Note shall, and, by its acceptance of such Offered Note, does agree to, indemnify the Depositor and the Trustees against any liability that may result if any transfer of such Offered Note by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such Federal and state laws. Neither the Owner Trustee nor the Note Trustee is obligated to register or qualify any Offered Note under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Offered Notes without such registration or qualification.
(ii)    Offered Notes may not be transferred to, or beneficially owned by, an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” (as defined in Section 4975(e) of the Code) that is subject to Section 4975 of the Code, an entity whose underlying assets include the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3- 101, as modified by Section 3(42) of ERISA, or any other employee benefit plan or entity that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (each, a “Benefit Plan”).

(iii)    Upon the request of any Noteholder, the Note Trustee on behalf of the Trust shall provide to any Noteholder and any prospective transferee designated by such Holder the information regarding the Offered Notes as such Noteholder has reasonably determined shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Offered Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Any information so provided will be made available by the Note Trustee free of charge at the Corporate Trust Office of the Note Trustee.
(iv)    Any purported transfer of an Offered Note (or any beneficial interest therein) not in accordance with this Section 4.03 shall be null and void ab initio and shall not be given effect for any purpose hereunder and will not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Depositor, the Owner Trustee, the Note Trustee, the Paying Agent or any intermediary, and neither the Note Trustee nor the Paying Agent shall make any distributions on such Offered Note for as long as such Person is the Holder of such Offered Note.
(g)    Deemed Transferee Representations. Upon transfer of an Offered Note or a beneficial interest therein, the transferee shall be deemed to represent to the Note Trustee, the Registrar, the Depositor and the Owner Trustee the following:
(i)    It understands that the Offered Notes have been transferred in transactions that have not been and will not be registered under the Securities Act or any state or other applicable securities or “blue sky” law.
(ii)    It understands that transfers of the Offered Notes are only permitted if made in compliance with the Securities Act, the Investment Company Act, and any other securities laws, “blue sky” laws, other applicable laws, and the terms of this Agreement.
(iii)    It understands that the Trust is relying on the exception from registration provided in Section 3(c)(7) of the Investment Company Act for purposes of such transfers.
(iv)    It is purchasing the Offered Notes for its own account for investment and not with a view to offer, transfer, assign, participate, pledge or otherwise dispose of such Offered Notes in connection with any distribution of such Offered Notes that would violate the Securities Act or any state securities or “blue sky” requirements.
(v)    (A) it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“QIB”) or the transferor of such Offered Note has represented and warranted to it that such transfer is being made in compliance with Rule 144 under the Securities Act, (B) it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act (a “QP”), (C) it, or any account for which it holds the Offered Notes, is not a Benefit Plan, (D) it is acting for its own account and (E) it is not an investor formed for the purpose of investing in the Trust.

(vi)    It intends to treat the Offered Notes as indebtedness for U.S. federal income tax purposes.
(h)    Registration of Transfers and Exchanges.
(i)    If any Offered Note is to be transferred or exchanged in accordance with the provisions of this Agreement, such Offered Note shall be surrendered for registration of transfer or exchange at the office or agency of the Registrar maintained for that purpose. Whenever the conditions of this Section 4.03 have been satisfied, the Owner Trustee, on behalf of the Trust, shall execute and deliver, following authentication by the Note Trustee, in the name of the Noteholder making the exchange, or the designated transferee or transferees, as applicable, one or more new Offered Notes, dated the date of authentication by the Note Trustee or any authenticating agent.
(ii)    Upon the receipt by the Registrar of a Registered Note and a written instrument of transfer or exchange, the Registrar shall (x) register the transfer of such Registered Note or exchange such Registered Note for one or more Registered Notes representing, in the aggregate, the same principal balance as the Registered Note transferred or exchanged, or (y) subject to its receipt of (i) written instructions from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Global Note representing the same principal balance of Registered Notes so transferred and (ii) a written order from an Agent Member containing information regarding the account of such Agent Member to be credited with such beneficial interest, cancel such Registered Note and instruct DTC to increase the principal balance of Offered Notes represented by the Global Note by the amount of Registered Notes so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note the same principal balance of Registered Notes so transferred. Any expenses relating to the exchange of a Registered Note for a beneficial interest in a Global Note shall be at the sole expense of the holder seeking to effect such transfer. Each transfer must satisfy all transfer restrictions in this Agreement and the Offered Notes.
(i)    Each Registered Note surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Registrar in accordance with its customary practice.
(j)    No service charge shall be made for the registration of transfer or exchange of any Registered Note, but the Registrar may require from the Holder surrendering such Registered Note payment of a sum sufficient to cover any Tax or governmental charge that may be imposed in connection with any transfer or exchange of the Registered Note. Any costs or expenses of the Trust in connection with the transfer or exchange of any Registered Note shall be borne by the Noteholder requesting such transfer or exchange.
Section 4.04.    Mutilated, Destroyed, Lost, or Stolen Offered Note.
If (a) the Registrar receives evidence to its satisfaction of the destruction, loss, or theft of an Offered Note of a Noteholder and the Registrar receives from such Noteholder such security or indemnity as it shall reasonably require to hold it harmless or (b) any mutilated Offered Note is surrendered to the Registrar, then, in the absence of notice that the Offered Note has been acquired by a Protected Purchaser, the Owner Trustee shall execute and deliver and the Note Trustee shall then authenticate, in exchange for or in lieu of the mutilated, destroyed, lost, or stolen Offered Note representing in the aggregate the same principal balance as the physical Offered Note surrendered, destroyed, lost or stolen, and the Registrar shall reflect in the Register the cancellation of the surrendered, destroyed, lost or stolen Offered Note and the issuance of such new Offered Note in lieu thereof. The Registrar may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed on the issuance of the new Offered Note under this Section. Any duplicate Offered Note issued pursuant to this Section shall constitute conclusive evidence of ownership of such Offered Note, as if originally issued, whether or not the lost, stolen, or destroyed Offered Note is found. Any costs or expenses of the Trust in connection with the issuance of an Offered Note pursuant to this shall be borne by the Noteholder requesting such transfer or exchange.
Section 4.05.    Record Date Convention.
The Trustees, the Registrar, and any paying agent for the Offered Notes shall treat the Person in whose name any Offered Note is registered in the Register as of the most recent Record Date as the owner and holder of the Offered Note and as the Noteholder with respect thereto for the purpose of receiving distributions pursuant to Section 6.01, and none of the Trustees, the Registrar, and any paying agent for the Offered Notes shall be bound by any notice to the contrary. All references herein and in any Offered Note to the term “Noteholder,” “holder” of an Offered Note or “registered holder” shall be to the Person in whose name an Offered Note is registered in the Register.
Section 4.06.    Access to List of Noteholders’ Names and Addresses.
Within five (5) Business Days after receipt by the Registrar of a written request therefor from a Noteholder or the Certificateholder, and at the sole expense of the requesting Noteholder or the Certificateholder, as the case may be, the Registrar shall furnish to the requesting Noteholder or the Certificateholder, as the case may be, a list of the names and addresses of the Noteholders.
Section 4.07.    Book-Entry Only System for Global Note.
The provisions of this Section 4.07 shall apply solely to the Global Note.
(a)    The Owner Trustee shall execute and the Note Trustee shall, in accordance with this Section 4.07, authenticate and deliver a Global Note as may be required to be issued pursuant to Section 4.01(a) hereof, which (i) shall be registered in the name of DTC or its nominee and (ii) shall be retained by the Note Trustee as custodian for DTC. No Agent Member, nor any other Persons on whose behalf Agent Members may act, shall have any rights under this Agreement with respect to any Global Note registered in the name of DTC or any nominee thereof, or under any such Global Note. DTC or such nominee, as the case may be, may be treated by the Trustees, the Registrar, and any paying agent for the Offered Notes as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustees, the Registrar, or any paying agent for the Offered Notes or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by DTC, or impair, as between DTC, its Agent Members or any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Offered Note.
(b)    None of the Trustees, the Depositor, the Noteholders, the Certificateholder nor any of their respective Affiliates shall have any responsibility or obligation with respect to:
(v)    the accuracy of the records of DTC or any DTC participant with respect to any beneficial ownership interest in a Global Note;
(vi)    the delivery to any DTC participant or any beneficial owner of a Global Note of any notice with respect to such Global Note;
(vii)    the payment to any DTC participant or any beneficial owner of a Global Note of any amount distributable with respect to such Global Note; or
(viii)    the failure of DTC to effect any transfer.
(c)    If at any time, (i) DTC notifies the Note Trustee that it is unwilling or unable to continue as securities depository with respect to a Global Note, (ii) to the actual knowledge of the Owner Trustee, DTC shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, or (iii) a request for Registered Notes has been made upon sixty (60) days’ prior written notice given to the Note Trustee in accordance with DTC’s customary procedures, then (A) the Owner Trustee shall execute and deliver Registered Notes, following authentication by the Note Trustee, in exchange for such Global Note (or partial beneficial interest therein) which shall be registered in such names and represent in the aggregate the same principal amount of Registered Notes as the Global Note (or partial beneficial interest therein) surrendered and (B) to the extent the Global Note remains outstanding, the principal balance thereof shall be reduced by the aggregate principal amount of such Registered Notes. Registered Notes issued in exchange for such Global Note (or partial beneficial interest therein) shall be issued and delivered to, and registered in the Register in, such names and denominations as DTC shall designate, as reflected in the records of beneficial interest maintained by DTC.
(d)    The Depositor represents, warrants and agrees that:
(iii)    it has arranged for the “fixed field” attachment to each CUSIP Number it has obtained for each Offered Note to contain a 3(c)(7) indicator;
(iv)    in the event that it arranges for the Offered Notes to be listed with Bloomberg Financial Markets (“Bloomberg”), it agrees to arrange for any such listing to contain Bloomberg’s customary “Section 3(c)(7)” indicators appearing on the Bloomberg screen clearly showing that such Offered Note is restricted to QIBs each of which is also a QP, including the following: (A) “Note Box” on bottom of “Security Display” page describing the security should state “Iss’d Under 144A/3c7;” (B) “Security Display” page should have a flashing red indicator stating “See Other Available Information;” and (C) the indicator should link to the “Additional Security Information” page which should state that the Offered Notes “are being offered in the United States in reliance on the exemption from registration under Rule 144A of the Securities Act to Persons who are Qualified Purchasers”; and
(v)    it will send or cause to be sent to DTC for distribution to its participants the “DTC Important Notice for a proposed Rule 144A/Section 3(c)(7) issue” relating to the Offered Notes.
The parties agree and confirm that the Depositor is authorized to take the foregoing actions on behalf of the Trust.
ARTICLE V

ACCOUNTS; STATEMENTS TO HOLDERS
Section 5.01.    Trust Account.
(d)    Trust Account. The Note Trustee shall establish and maintain a segregated non-interest bearing trust account in the name and on behalf of the Trust, established with an Eligible Bank, which shall initially be The Bank of New York Mellon (the “Account Bank”), Account Name: Corolla Trust Account and Account No. 5479468400 (the “Trust Account”). The Account Bank and the Note Trustee agree that all amounts, interest and other proceeds therein shall be held in custody, separate and apart on the books and records of the Account Bank from the general assets of the Account Bank.
(e)    All monies received in connection with the Trust Assets (including proceeds received upon the Sale thereof) shall be deposited into the Trust Account for the benefit of the Holders and shall remain uninvested.
(f)    The Trust Account shall be at all times an Eligible Account.
(g)    The Account Bank shall at all times be an Eligible Bank. If at any time the Account Bank shall become an Ineligible Account Bank or the Trust Account shall cease to be an Eligible Account, the Certificateholder shall promptly select an Eligible Bank (a “Successor Account Bank”) reasonably acceptable to the Majority Noteholders to replace the Ineligible Account Bank and shall provide written notice thereof (“Notice of Appointment”) to the Holders. Upon such appointment, the Note Trustee shall (a) establish a replacement account for the Trust Account at the Successor Account Bank, (b) transfer all funds held in the Trust Account maintained at the Ineligible Account Bank to the corresponding replacement account established at the Successor Account Bank, which account shall thereafter constitute the Trust Account referred to herein, and (c) close the account maintained by the Trust at the Ineligible Account Bank, whereupon the Successor Account Bank shall thereafter constitute the Account Bank for all purposes under this Agreement.

(h)    The Note Trustee agrees to deposit in the Trust all funds received on account of the Trust Assets as provided in this Section 5.01 and shall apply such funds in accordance with Section 6.01(a).
(i)    The Trustees shall not have authority to assign, transfer, pledge, set-off or otherwise dispose of the Trust Assets or of any interests therein, except as provided hereunder or as required by law. Except as expressly provided hereunder or as otherwise required by applicable law, each of the Trustees, the Paying Agent and the Account Bank hereby waives all rights to assert, and shall not take any action to impose, a Lien, bankers’ lien, set-off or other encumbrance on the Trust Account.
Section 5.02.    Statements to Noteholders.
No later than thirty (30) calendar days after each June 7, the Note Trustee shall prepare a statement, substantially in the form attached as Exhibit C (the “Payment Report”), and deliver a copy of such Payment Report electronically to each Holder (to the extent such statement is not otherwise available through DTC or on a website accessible to all Holders).
Section 5.03.    Furnishing of Documents.
Each Trustee shall, promptly upon receipt of a reasonable written request from a Holder and at such Holder’s expense, furnish to such Holder duplicates or copies of any reports, notices, requests, demands, certificates, and/or any other instruments furnished to such Trustee under this Agreement.
ARTICLE VI

APPLICATION OF TRUST FUNDS
Section 6.01.    Application of Trust Funds.
(k)    On each Payment Date, the Paying Agent shall withdraw all cash from the Trust Account (x) received in respect of the Junior Surplus Notes and (y) on or following August 28, 2024, received from the Certificateholder in respect of capital contributions, if any, and apply such funds in the following order of priority:

(i)
First, pro rata to the payment of any Trust-Related Fees, Trust-Related Expenses and Trust-Related Losses of the Note Trustee, the Owner Trustee, the Paying Agent, the Registrar and the Account Bank then due and payable and unpaid, up to an aggregate amount not to exceed $100,000 per annum for all such Trust-Related Fees, Trust-Related Expenses and Trust-Related Losses unless an Event of Default has occurred and is continuing;

(ii)	Second, to Holders of the Offered Notes, in respect of any unpaid accrued interest thereon;

(iii)	Third, to the Holders of the Offered Notes, in respect of principal thereof, until the Offered Notes have been paid in full; and

(iv)	Fourth, to the Certificateholder, any remaining amounts.
(l)    In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to any Holder, such Tax shall reduce the amount otherwise distributable to such Holder in accordance with this Section and Article XIII. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to such Holder sufficient funds for the payment of any Tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to such Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If the Paying Agent receives an Opinion of Counsel (at the expense of the Trust) that withholding tax is payable with respect to a distribution, the Paying Agent shall withhold and pay such amounts in accordance with such opinion under this paragraph.
(m)    Each Holder, by acceptance of the Owner Trust Certificate or an Offered Note or a beneficial interest therein, agrees to provide to the Paying Agent, upon its request, the FATCA Information. In addition, each Holder, by acceptance of the Owner Trust Certificate or an Offered Note or a beneficial interest therein, agrees that the Paying Agent has the right to withhold any amounts of FATCA Withholding Tax (without any corresponding gross-up) payable to a Holder that fails to comply with the requirements of the preceding sentence.
Section 6.02.    Method of Payment.
Cash distributions required to be made to the Holders shall be made, in immediately available funds, pursuant to the written instructions of such Holder to the Paying Agent received by the Paying Agent no later than five (5) Business Days prior to the applicable Payment Date.
ARTICLE VII

THE TRUSTEES
Section 7.01.    Appointment of Note Trustee and Owner Trustee.
(c)    The Depositor hereby confirms the appointment of the Owner Trustee as owner trustee of the Trust effective as of the date of the Original Trust Agreement. The Owner Trustee accepts the trust created pursuant to the Original Trust Agreement and continued hereunder and agrees to act as owner trustee of the Trust for the benefit of the Certificateholder subject to the terms and conditions of this Agreement. The Owner Trustee is hereby appointed to (i) serve as the owner trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of §3807(a) of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware and (ii) to have all of the rights, powers and duties set forth herein.

(d)    Each Noteholder (by its acceptance of an Offered Note or beneficial interest therein) hereby confirms the appointment of the Note Trustee as note trustee of the Trust effective as of the date of this Agreement, to have all of the rights, powers and duties set forth herein. The Note Trustee agrees to act as note trustee for the benefit of the Noteholders subject to the terms and conditions of this Agreement. The Note Trustee’s appointment hereunder shall be for the benefit of the Noteholders only and shall not be considered a “trustee” of the Trust for purposes of the Statutory Trust Act. As a consequence thereof, the Note Trustee shall not have any fiduciary duties to the Trust or the Certificateholder but instead shall only have the express duties (including fiduciary duties to the Noteholders as set forth herein) and obligations that are set forth herein. In no event shall the Note Trustee have any of the responsibilities, obligations, duties or liabilities of the Owner Trustee. Further, the Depositor and the Holders acknowledge, agree and consent to The Bank of New York Mellon acting in the capacity of Note Trustee and Underlying Fiscal Agent. The Bank of New York Mellon may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by The Bank of New York Mellon of express duties set forth in the Agreement or the Underlying Fiscal Agency Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Depositor, the Holders and any other person having rights pursuant hereto or thereto.
(e)    At all times, there shall be a trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of § 3807(a) of the Statutory Trust Act that the Trust have at least one trustee that either (a) in the case of a natural person, is a resident of Delaware or (b) otherwise, has a principal place of business in Delaware.
(f)    The Owner Trustee’s appointment hereunder shall be for the benefit of the Certificateholder. With respect to the Noteholders, the Owner Trustee undertakes to perform or observe only such of the covenants and obligations of the Owner Trustee as are expressly set forth in this Agreement, and no implied covenants or obligations with respect to the Noteholders shall be read into this Agreement or any other documents against the Owner Trustee. As a consequence thereof, the Owner Trustee shall not have any fiduciary duties (except as expressly set forth herein) to the Noteholders but instead shall only have the express duties (including fiduciary duties) and obligations that are set forth herein. In no event shall the Owner Trustee have any of the responsibilities, oblgiations, duties or liabilities of the Note Trustee, and shall not be liable to any Noteholder for the failure of the Trust to perform its obligations other than as a result of the negligence or willful misconduct of the Owner Trustee in the performance of its express obligations under this Agreement.
Section 7.02.    Acceptance of Trusts and Duties.
Each of the Trustees accepts the Trust hereby continued and agrees to perform its duties hereunder with respect to the Trust or the Noteholders, as applicable, but only upon the terms of this Agreement.
Section 7.03.    General Duties and Authority of the Owner Trustee; Duty of Note Trustee.

(d)    It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in accordance with the provisions of this Agreement.
(e)    The Owner Trustee is authorized and directed to execute and deliver, as applicable, the Owner Trust Certificate, each Offered Note and each other document attached as an exhibit to or contemplated by this Agreement to which the Trust is to be a party and, at the written direction of the Certificateholder, any amendment or supplement to this Agreement that complies with the provisions of Section 14.01 hereof.
(f)    Subject to the limitations provided in this Agreement, the Owner Trustee shall have the complete authority to carry out the purposes of the Trust. An action taken by the Owner Trustee in accordance with its powers and this Agreement shall constitute the act of, and serve to bind, the Trust. In dealing with the Owner Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Owner Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Owner Trustee as set forth in this Agreement. Except as otherwise expressly required by this Trust Agreement, the Owner Trustee shall take action on behalf of the Trust only pursuant to the written direction of the Certificateholder.
(g)    The Note Trustee shall have custody of the Junior Surplus Notes and shall exercise reasonable care in its custody of the Trust Assets.
Section 7.04.    Restrictions on Trustees’ Authority.
(e)    Neither Trustee shall manage, control, use, or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon such Trustee pursuant to this Agreement and (ii) in accordance with any document or instruction delivered to such Trustee pursuant to this Agreement.
(f)    Except as provided in Sections 6.01, 10.02, 10.15 and 11.01, none of the Note Trustee, the Owner Trustee or the Paying Agent shall take any action to dispose of, sell, pledge, assign, or otherwise transfer any of the Trust Assets without the unanimous joint direction of all Holders.
(g)    Neither Trustee shall take any action (i) if such action would be contrary to any obligation of the Trust or inconsistent with the purposes of the Trust set forth in Section 2.02 hereof, (ii) that is in violation of any law, statute, rule, regulation or government or regulatory directive or (iii) that, to the actual knowledge of a Responsible Officer of such Trustee, would result in the Trust or the Trust Account becoming taxable as a corporation for Federal income tax purposes.
Section 7.05.    Conflicting Instructions.
If there are adverse or inconsistent claims or demands upon, or inconsistent instructions to a Trustee, such Trustee may at its election in good faith, but solely if the appropriate resolution of the dispute is not apparent under the terms of this Agreement, refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Agreement until (i) the rights of all Persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or such Trustee has resolved any such doubts to its good faith satisfaction or (ii) all disputes have been resolved between the Persons involved and such Trustee has received written notice thereof satisfactory to it from all such Persons. Without limiting the generality of the foregoing, a Trustee may at its election interplead the subject matter of this Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment and such Trustee shall be entitled to recover from the Trust such Trustee’s attorney’s fees, expenses and costs in connection with any such interpleader or declaratory judgment action in accordance with Section 6.01.
Section 7.06.    No Duties Except as Specified in Agreement or Instructions.
Neither Trustee shall have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Assets, or to otherwise take any action under, or in connection with, any document contemplated hereby to which such Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by such Trustee pursuant this Agreement, and no implied duties or obligations shall be read into this Agreement against either Trustee. Neither Trustee shall have any responsibility for filing any financing or continuation statement in any public office at any time or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement, except as set forth herein. Each Trustee, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Assets that result from actions by, or claims against, such Trustee, in its individual capacity or in any capacity hereunder. If the Junior Surplus Notes are registered in the name of the Trust, the Note Trustee agrees that it shall maintain physical possession of the Junior Surplus Notes in New York so long as the Offered Notes shall remain outstanding.
Section 7.07.    Limitation of Trustees’ Liability; Certain Rights of Trustees.
No Trustee shall be answerable or accountable hereunder under any circumstances, except (i) for its own fraud, willful misconduct, negligence or bad faith or (ii) the inaccuracy of any representation or warranty contained in Section 7.09 made by such Trustee. In addition:
(a)    A Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of such Trustee;
(b)    Under no circumstances shall a Trustee be liable for indebtedness evidenced by or arising under this Agreement or the Offered Notes;
(c)    No Trustee shall be liable for the default or misconduct of the Holders hereunder;
(d)    No Trustee shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement or in the exercise of any of its rights or powers (including, but not limited to, instituting, conducting or defending any litigation under this Agreement) if there shall be reasonable grounds for believing that the repayment of such funds is not reasonably assured to it or indemnity or security reasonably satisfactory to it against such risk or liability is not provided to it. The right of a Trustee to perform any discretionary act enumerated in this Agreement will not be construed as a duty;
(e)    No Trustee shall be required to take any action hereunder if such Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or to law;
(f)    In the event that this Agreement is silent or is incomplete as to the course of action that a Trustee is required to take with respect to a particular set of facts, (i) if such Trustee is the Owner Trustee, it shall give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder or (ii) if such Trustee is the Note Trustee, it shall give notice (in such form as shall be appropriate under the circumstances) to all Holders, in each case requesting instructions from the Certificateholder and the Majority Noteholders;
(g)    The Trustees shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Trustees shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances;
(h)    The parties hereto acknowledge that no Trustee has provided or will provide in the future any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the formation, funding and ongoing administration of the Trust and a Trustee has no duty to anyone with respect to these matters. A Trustee shall at no time have any responsibility or liability for or with respect to (i) the validity or sufficiency of this Agreement (except, with respect to itself, as set forth in Section 7.09), or the due execution hereof or thereof by the other parties hereto, the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, the legality, validity and enforceability of any security interest in any Trust Asset, the efficacy of the Trust or the ability of the Trust Assets to generate the payments to be distributed to the Holders under this Agreement, including the existence, condition, location and ownership of any Trust Asset; or (ii) the validity of the assignment of any Trust Asset to the Trust or of any intervening assignment; provided, however, that the foregoing shall not relieve such Trustee of its obligation to perform its duties under this Agreement or any other related document;
(i)    When the Registrar, Paying Agent and Account Bank are the same entity as either the Note Trustee or the Owner Trustee, each of the Paying Agent and Account Bank shall be entitled to the same rights and protections afforded to the Note Trustee or the Owner Trustee, as the case may be, hereunder, provided that (i) any such rights and protections shall be subject to the same conditions and limitations applicable to such entity in its capacity as Note Trustee or Owner Trustee and (ii) any Trust-Related Loss paid to such entity in its capacity as Registrar, Paying Agent or Account Bank shall be applied against the annual limit described herein as if paid to the Note Trustee or Owner Trustee, as applicable.;

(j)    A Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction of the Certificateholder and/or the Noteholders (as applicable) holding a sufficient percentage of Offered Notes (in the case of Noteholders) such that the directing Certificateholder or Noteholders have the right under an applicable provision of this Agreement to direct the Trustee with respect to such action taken, suffered or omitted;
(k)    A Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
(l)    In no event shall a Trustee be liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever (including lost profit), even if such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(m)    Notwithstanding anything contained herein, or in any other related document to the contrary, a Trustee shall not be required to take any action in any jurisdiction other than any state in which it is qualified to do business (any such state, a “State of Qualification”) if the taking of such action may (i) require the consent, approval, authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than a State of Qualification; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof, other than a State of Qualification, becoming payable by a Trustee, either as Trustee or in its individual capacity; or (iii) subject a Trustee, either as Trustee or in its individual capacity, to personal jurisdiction in any jurisdiction other than a State of Qualification for causes of action arising from acts unrelated to the consummation of the transactions contemplated hereby or in any other related document. In the event that a Trustee does not take any action because such action may result in the consequences described in the preceding sentence, such Trustee will appoint a separate trustee pursuant to Section 8.05 to proceed with such action; and
(n)    In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, each Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such Trustee. Accordingly, each Holder shall cause to be provided to a Trustee upon its reasonable request from time to time such identifying information and documentation concerning such Holder as may be available to such Holder in order to enable such Trustee to comply with such laws, rules, regulations and executive orders.
Section 7.08.    Reliance; Advice of Counsel.
(a)    A Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine or believed by it to be signed by the proper party or parties. As to any fact or matter the method of determination of which is not specifically prescribed herein, a Trustee may for all purposes hereof rely on a certificate signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
(b)    In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations hereunder, each Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and such Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if (x) such agent or attorney is performing solely ministerial acts and shall have been selected by such Trustee with reasonable care and (y) any agent or attorney is performing non-ministerial acts and shall have been selected by such Trustee with reasonable care and with the consent of the Certificateholder and the Majority Noteholders, and (ii) may consult with counsel and accountants to be selected in good faith and employed by it. Neither Trustee shall be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants selected in good faith and with reasonable care.
Section 7.09.    Representations and Warranties.
Each Trustee hereby represents and warrants to the Holders, that:
(a)    It is a banking corporation or association duly organized and validly existing in good standing under the laws of the United States and of its state of organization. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
(b)    It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been duly executed and delivered by it.
(c)    Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any Federal, New York or Delaware law, governmental rule or regulation governing the banking or trust powers of a Trustee or any judgment or order binding on it or constitute any default under its charter documents or bylaws.
(d)        The Note Trustee hereby represents and warrants to the Holders that it is an Eligible Bank and that the Trust Account is an Eligible Account.
Section 7.10.    Trustees’ Fees.
Subject to Article VI hereof, each Trustee shall receive as compensation for its services hereunder such fees (collectively, the “Trust-Related Fees”) and shall be reimbursed for such reasonable out-of-pocket expenses and disbursements incurred or made by such Trustee (or their duly-appointed agents) (the “Trust-Related Expenses”), as have been separately agreed upon in a written agreement or fee letter between (i) the Trust and (ii) such Trustee, as applicable (which agreement or fee letter may provide that such Trust-Related Fees and Trust-Related Expenses may be paid pursuant to Section 6.01(a)(i) to the extent that funds are available therefor in the Trust Account). The Trust’s responsibility for such Trust-Related Fees and Trust-Related Expenses shall be limited to and expressly subject to Section 6.01 hereof.
Section 7.11.    Indemnification.
(a)    Unless otherwise indemnified pursuant to this Agreement, the Trust shall indemnify and hold harmless out of the payments to be made from the Trust Assets as set forth in, and subject to the limitations in, Section 6.01(a) hereof each Trustee with respect to any loss, liability, damages, expenses (other than Trust-Related Expenses), claim, action, suit or cost including reasonable attorneys’ fees and expenses, of any kind and nature whatsoever (including whether brought by any third party, the Depositor or the Trust) arising out of or incurred in connection with the Trust Assets, this Agreement, or such Trustee’s acceptance or performance of its powers and duties contained in this Agreement, subject to the limitations in the succeeding sentence (each a “Trust-Related Loss” and, collectively, the “Trust-Related Losses”). Notwithstanding the foregoing, the Trust shall have no obligation to compensate, reimburse or indemnify any Trustee against any liability incurred as a result of any Trustee’s (i) fraud, (ii) willful misconduct, (iii) negligence or (iv) bad faith.
(b)    Promptly upon (and in any event no later than five (5) Business Days after) written request from any Holder, the Trustees shall provide to such requesting Holder invoices, receipts or other reasonably acceptable documentation evidencing Trust-Related Losses.
(c)    The terms of this Section 7.11 shall survive the termination of this Agreement and the resignation or removal of any Trustee.
Section 7.12.    Payments to Trustees.
Any amounts paid to the Trustees pursuant to this Article VII shall be deemed not to be a part of the Trust Assets immediately after such payment.
Section 7.13.    Instructions to Trustees by Electronic Means.
Each of the Depositor and the Holders hereby authorizes the Trustees to rely upon and comply with instructions and directions sent by e-mail, facsimile and other unsecured electronic methods (“Electronic Means”) by Persons believed by the Trustees to be authorized to give instructions and directions on behalf of such Persons. The Trustees shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the relevant party (other than to verify that the signature on a facsimile is the signature of an individual authorized to give instructions and directions on behalf of such party); and the Trustees shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the relevant party as a result of such reliance upon or compliance with such instructions or directions. Each of the Depositor and the Holders agrees to assume all risks arising out of the use of Electronic Means to submit instructions and directions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.14.    Instructions to Trustees Upon Payment in Full of Offered Notes.
Section 7.15.    Upon payment in full of all amounts owing under the Offered Notes, all references to the Majority Noteholders or Noteholders in respect of instructions, approvals, consents, directions or similar terms shall be deemed to refer to the Certificateholder.
ARTICLE VIII

SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES
Section 8.01.    Eligibility Requirements for Trustees.
The Owner Trustee shall at all times be a bank or trust company or other entity organized under the laws of the United States or one of the fifty states of the United States or the District of Columbia with its principal place of business in the State of Delaware. The Note Trustee shall at all times be an Eligible Bank. If a Trustee shall cease to be eligible in accordance with this Section, such Trustee shall resign immediately in the manner and with the effect specified in Section 8.02 hereof.
Section 8.02.    Resignation or Removal of Trustees.
(h)    Subject to Section 8.02(c) hereof, a Trustee may at any time resign and be discharged from the Trust by giving sixty (60) days’ prior written notice thereof to other parties hereto and the Holders. Upon receiving a notice of resignation from the Owner Trustee, the Certificateholder shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee, one copy to the successor Owner Trustee and one copy to each Noteholder. Upon receiving a notice of resignation from the Note Trustee, the Majority Noteholders shall promptly appoint a successor Note Trustee reasonably acceptable to the Certificateholder by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Note Trustee, one copy to the successor Note Trustee and one copy to the Holders.
(i)    If at any time a Trustee shall cease to be eligible in accordance with the provisions of Section 8.01 hereof and shall fail to resign (as required by Section 8.01) after written request therefor by the Certificateholder or the Majority Noteholders, or if at any time a Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of a Trustee or of its property shall be appointed, or any public officer shall take charge or control of a Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, such Trustee shall be automatically removed upon the appointment of a successor by the Certificateholder or the Majority Noteholders, as the case may be. If the Certificateholder or the Majority Noteholders shall remove a Trustee under the authority of this paragraph, the Certificateholder or Majority Noteholders, as the case may be, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed, one copy to the successor Trustee and one copy to the other Holders.

(j)    Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 8.03 hereof. The successor Trustee shall provide notice of such resignation or removal of a Trustee to each Holder. If no successor Trustee shall have been so appointed in accordance with this Section 8.02 and have accepted appointment within ninety (90) days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
Section 8.03.    Successor Trustee.
(h)    Any successor Trustee appointed pursuant to Section 8.02 shall execute, acknowledge and deliver to the other parties hereto, the Holders and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Holders and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.
(i)    No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 8.01 hereof.
(j)    Upon acceptance of appointment by a successor Trustee pursuant to this Section, such successor Trustee shall mail notice thereof to the Holders. Any expense incurred shall be reimbursed pursuant to Section 7.10 hereof.
(k)    A successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business in the State of Delaware of such successor Owner Trustee.
Section 8.04.    Merger or Consolidation of Trustee.
Any Person into which a Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 8.01; provided, further, that if the name or principal place of business of the Owner Trustee has been thereby affected, the Owner Trustee shall file an appropriate amendment to the Certificate of Trust with the Secretary of State.

Section 8.05.    Appointment of Co-Trustee or Separate Trustee.
(a)    Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, each Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons acceptable to such Trustee to act as co-trustee, jointly with such Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust Assets or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as such Trustee may consider necessary or desirable. No notice to any Holder of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 8.03. No Trustee under this Agreement shall be personally liable by reason of any act or omission of any co-trustee or separate trustee under this Agreement selected by either Trustee with reasonable care and with the consent of the Certificateholder and the Majority Noteholders.
(b)    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(vi)    All rights, powers, duties and obligations conferred or imposed upon a Trustee shall be conferred upon and exercised or performed by such Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without such Trustee joining in such act and that such Trustee shall be liable for any act or omission of such separate trustee or co-trustee as if such act or omission was its own), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, such Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of such Trustee; and
(vii)    Each Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Note Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Note Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Note Trustee. Each such instrument shall be filed with the Note Trustee and a copy thereof given to the Holders.
(d)    Any separate trustee or co-trustee may at any time appoint the Note Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Note Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.
ARTICLE IX

PAYING AGENT
Section 9.01.    Appointment of Paying Agent.
The Bank of New York Mellon is hereby appointed as the initial paying agent (a “Paying Agent”) to have all the rights, powers and duties set forth herein. The Bank of New York Mellon does hereby accept such appointment and agrees to act as the Paying Agent for the benefit of the Holders subject to the terms and conditions of this Agreement.
Section 9.02.    Duties of Paying Agent.
(l)    The Paying Agent shall not have any duty (including fiduciary duty) or obligation other than as expressly provided herein, but shall exercise reasonable care in discharging such duties and obligations. The Paying Agent shall make distributions to the Holders pursuant to this Agreement and shall report the amounts of those distributions to the Trustees.
(m)    The Majority Noteholders and the Certificateholder may jointly remove the Paying Agent for any reason upon written notice to the Owner Trustee and the Note Trustee (with a copy of such notice to the Certificateholder and the other Noteholders) of no less than ten (10) Business Days.
(n)    The Paying Agent shall be permitted to resign as Paying Agent on thirty (30) days’ written notice to the Owner Trustee, the Note Trustee, the Certificateholder and the Noteholders; provided, that no resignation or removal of a Paying Agent shall be effective until a successor Paying Agent is appointed and has accepted such appointment.
(o)    Upon the resignation or removal of the Paying Agent, the Majority Noteholders (so long as any Offered Notes are outstanding) with the consent of the Certificateholder shall appoint a bank or trust company as successor to act as Paying Agent. If no successor Paying Agent shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent.
(p)    The successor Paying Agent, as a condition to acting as such hereunder, shall execute and deliver to the Trust an instrument in which the successor Paying Agent agrees with the Trust that, as Paying Agent, the successor Paying Agent will hold any sums held by it for payment to the Holders in trust for their benefit until those sums are paid to the appropriate Holders. The Paying Agent shall return all unclaimed funds related to the Trust Assets to the Trust, and upon removal of a Paying Agent, the Paying Agent shall also return all funds related to the Trust Assets in its possession to the Trust.
ARTICLE X

DEFAULTS AND REMEDIES
Section 10.01.    Event of Default.
“Event of Default” wherever used herein means a default by the Trust for three (3) Business Days or more in the payment on the Maturity Date of any interest on or principal of the Offered Notes.
Section 10.02.    Remedies.
If an Event of Default should occur and be continuing, the Note Trustee, at the direction of the Majority Noteholders, shall take possession of and sell the Trust Assets securing the Offered Notes or any portion thereof or rights or interest therein, at one or more Sales called and conducted in any manner permitted by law.
Section 10.03.    Optional Preservation of Trust Property.
If an Event of Default shall have occurred and be continuing with respect to the Offered Notes, the Note Trustee shall, at the direction of the Majority Noteholders, elect, by giving written notice of such election to the Owner Trustee and the Certificateholder, to take possession of and retain the Trust Assets intact, collect or cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Offered Notes in accordance with the provisions of Article VI of this Agreement. If the Note Trustee is unable to or is stayed from giving such notice to the Owner Trustee and the Certificateholder for any reason whatsoever, such election shall be effective as of the time of such direction, notwithstanding any failure to give such notice, and the Note Trustee shall give such notice upon the removal or cure of such inability or stay (but shall have no obligation to effect such removal or cure). Any such election may be rescinded with respect to any portion of the Trust Assets remaining at the time of such rescission by written notice to the Certificateholder and the Owner Trustee from the Note Trustee.
Section 10.04.    Note Trustee May File Proofs of Claim.
(a)    In case of the pendency of any Bankruptcy Proceeding of the Trust, the Note Trustee shall be entitled and empowered to intervene in such Bankruptcy Proceeding or otherwise,
(i)    to file and prove a claim for the whole amount of principal and accrued and unpaid interest in respect of the Offered Notes issued hereunder and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel and any other amounts due the Note Trustee hereunder) and of the Noteholders allowed in such judicial proceeding, and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Bankruptcy Proceeding is hereby authorized by each Noteholder to make such payments to the Note Trustee, and in the event that the Note Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Note Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel, and any other amounts due the Note Trustee hereunder.
(b)    Nothing contained in this Agreement shall be deemed to authorize the Note Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Offered Notes or the rights of any holder thereof, or to authorize the Note Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
Section 10.05.    Note Trustee May Enforce Claims Without Possession of Offered Notes.
(a)    In all proceedings brought by the Note Trustee (and also any proceedings involving the interpretation of any provision of this Agreement to which the Note Trustee shall be a party), the Note Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.
(b)    All rights of actions and claims of the Noteholders under this Agreement or any of the Offered Notes may be prosecuted and enforced by the Note Trustee without the possession of any of the Offered Notes or the production thereof in any proceeding relating thereto, and any such proceedings instituted by the Note Trustee shall be brought in its own name as Note Trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel, be for the ratable benefit of the Noteholders.
Section 10.06.    Application of Money Collected.
Any money collected by the Note Trustee with respect to the Offered Notes pursuant to this Article X or otherwise and any other money that may be held thereafter by the Note Trustee as security for the Offered Notes shall be applied according to the priority of payments in Article VI, at the next Payment Date or such other date fixed by the Note Trustee upon prior written notice thereof to the Noteholders and, in case of the distribution of such money on account of principal or interest, upon presentation of the Offered Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.
Section 10.07.    Limitation on Suits.
No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)    an Event of Default has occurred and is continuing;
(b)    the Noteholders representing not less than 25% of the principal balance of the Offered Notes shall have made written request to the Note Trustee to institute proceedings in respect of such Event of Default in its own name as Note Trustee hereunder;
(c)    such Noteholders have offered to the Note Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Note Trustee for thirty (30) days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceedings; and
(e)    no direction inconsistent with such written request has been given to the Note Trustee during such thirty (30) day period by the Majority Noteholders; it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of the Noteholders.
Section 10.08.    Unconditional Right of Noteholders to Receive Principal and Interest.
Subject to Section 6.01, the holder of any Offered Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Offered Note as such principal and accrued interest becomes due and payable and, subject to Section 10.07, to institute any proceeding for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.
Section 10.09.    Restoration of Rights and Remedies.
If the Note Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Note Trustee, or to such Noteholder, then, and in every case, the Owner Trustee, the Certificateholder, the Note Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Note Trustee and the Noteholders shall continue as though no such proceeding had been instituted.
Section 10.10.    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Offered Notes herein, no right or remedy herein conferred upon or reserved to the Note Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10.11.    Delay or Omission; Not Waiver.
No delay or omission of the Note Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article X or by law to the Note Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Note Trustee or by the Noteholders, as the case may be.
Section 10.12.    Control by Noteholders.
The Note Trustee (acting at the direction of the Majority Noteholders) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee pursuant to this Article X; provided that:
(a)    such direction shall not be in conflict with any rule of law or with this Agreement including, without limitation, any provision hereof which expressly provides for approval by a greater percentage of the aggregate principal amount of all Offered Notes;
(b)    subject to Article VII hereof, the Note Trustee need not take any action which a Responsible Officer or Officers of the Note Trustee in good faith determines might involve it in personal liability or be prejudicial to the Noteholders not consenting; and
(c)    the Note Trustee has been furnished reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Article VII hereof.
Section 10.13.    Undertaking for Costs.
All parties to this Agreement agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Note Trustee or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Offered Note on or after the Maturity Date.
Section 10.14.    Waiver of Stay or Extension Laws.
The Trust covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Note Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 10.15.    Sale of Trust Property.
(a)    The power to effect any sale (a “Sale”) of any portion of the Trust Assets pursuant to Section 10.02 hereof shall not be exhausted by any one or more Sales as to any portion of the Trust Assets remaining unsold, but shall continue unimpaired until all of the Trust Assets shall have been sold or all amounts payable on the Offered Notes and under this Agreement with respect thereto shall have been paid. The Note Trustee may from time to time postpone any Sale by public announcement made at or prior to such Sale.
(b)    To the extent permitted by applicable law, the Note Trustee shall not, in any private Sale, sell to a third party the Trust Assets, or any portion thereof unless:
(i)    prior written notice of such Sale has been provided by the Note Trustee to each Noteholder;
(ii)    the Majority Noteholders consent in writing to or direct the Note Trustee to make such Sale; and
(iii)    the proceeds of such Sale would not be less than the sum of all amounts due to the Note Trustee hereunder and the aggregate principal amount of the Offered Notes and interest due or to become due thereon on the Payment Date next succeeding such Sale.
(c)    The (X) Note Trustee on behalf of the Noteholders or (Y) Certificateholder may bid for and acquire any portion of the Trust Assets in connection with a public Sale thereof, and in lieu of paying cash therefor, the Note Trustee at the direction of the Majority Noteholders may make settlement for the purchase price by crediting against amounts owing on the Offered Notes of such Noteholder, that portion of the net proceeds of such Sale to which such Noteholder would be entitled, after taking into account the payment priority provisions hereof and after deducting the reasonable costs, charges and expenses incurred by the Note Trustee or the Noteholders in connection with such Sale. Physical copies of the Offered Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Offered Notes. The (X) Note Trustee for the benefit of the Noteholders or (Y) Noteholders or (Z) Certificateholder, as the case may be, may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.
(d)    The Note Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Assets in connection with a Sale thereof. No purchaser or transferee at such a Sale shall be bound to ascertain the Note Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(e)    The method, manner, time, place and terms of any Sale of all or any portion of the Trust Assets shall be commercially reasonable.
Section 10.16.    Action on Certificates.
The Note Trustee’s right to seek and recover judgment on the Offered Notes or under this Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement. Neither the Lien of this Agreement nor any rights or remedies of the Note Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Note Trustee against the Trust or by the levy of any execution under such judgment upon any portion of the Trust Assets or upon any of the assets of the Trust.
Section 10.17.    Notice of Event of Default.
(a)    Promptly after the occurrence of an Event of Default known to the Note Trustee, within one (1) Business Day of obtaining such knowledge, the Note Trustee shall transmit by facsimile or electronic communication confirmed by mail to the Certificateholder and all Noteholders, as their names and addresses appear on the Register, notice of such Event of Default known to the Note Trustee.
(b)    For all purposes under this Agreement, the Note Trustee shall not be deemed to have notice of an Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Note Trustee, and such notice references any of the Offered Notes generally, the Depositor, the Trust Assets or this Agreement.
Section 10.18.    Power of Attorney.
Following the occurrence and during the continuance of an Event of Default, the Note Trustee is hereby irrevocably appointed the agent and attorney‑in‑fact of the Trust to transfer and convey its interest in any portion of the Trust Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. The Note Trustee shall not exercise such powers granted by this power of attorney except after the occurrence and during the continuance of an Event of Default.
ARTICLE XI

DISSOLUTION OF TRUST AND TERMINATION OF AGREEMENT
Section 11.01.    Dissolution of Trust.
(a)    The Trust shall be dissolved and commence winding up in accordance with the terms of the Statutory Trust Act at the direction of the Certificateholder to the Owner Trustee in writing; provided, that, the Trust shall not be dissolved earlier than (i) the date that all of the Offered Notes have been paid in full and are no longer outstanding or (ii) the Trust no longer owns any Junior Surplus Notes as a result of the redemption and/or cancellation of the Junior Surplus Notes and all amounts received upon such redemption and/or cancellation have been applied as provided in Section 6.01 hereof. The bankruptcy, liquidation or dissolution of the

Certificateholder shall not (A) operate to terminate this Agreement or the Trust, nor (B) entitle such Certificateholder’s legal representatives, successors or assigns to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or Trust Assets nor (C) otherwise affect the rights, obligations and liabilities of the parties hereto.
(b)    Upon written direction and notice from the Certificateholder that the complete winding up of the Trust and payment of all liabilities of the Trust in accordance with this Article have been satisfied, the Owner Trustee shall cause the Certificate of Trust to be cancelled by the Owner Trustee alone executing and filing a certificate of cancellation with the office of the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act at the expense of the Certificateholder and the Trust shall thereby terminate with the reasonable costs thereof reimbursed to the Owner Trustee under Section 7.11 hereof. Thereupon, the Trust shall cease to exist and this Agreement shall terminate save for any provision hereof that expressly survives such termination. For the avoidance of doubt, the Note Trustee shall have no duties or liabilities in connection with the dissolution, wind-up or termination of the Trust.
ARTICLE XII

CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT
Section 12.01.    Conditions Precedent.
(e)    The effectiveness of this Agreement (other than this Section 12.01) is subject to the satisfaction of all of the conditions precedent set forth in this Section 12.01(a) which can happen simultaneously:
(i)    The Transferred Assets shall have been contributed by the Depositor to the Trust, and the Owner Trustee shall have acknowledged receipt of the Transferred Assets by the Depositor into the Trust;
(ii)    The Trust shall have issued (A) the Global Note to DTC and (B) the initial Owner Trust Certificate to the initial Certificateholder;
(iii)    The Subscription Agreements shall have been fully executed by the Trust and each Subscriber;
(iv)    The Note Trustee shall have provided evidence of the establishment of the Trust Account;
(v)    The Trust shall have filed or caused to be filed the initial UCC financing statement on behalf of the Noteholders in substantially the form attached as Exhibit D hereto;
(vi)    The Depositor shall have delivered to each Trustee Opinions of Counsel satisfactory to such Trustee; and

(vii)    The Owner Trustee and Note Trustee shall have delivered to the Depositor Opinions of Counsel satisfactory to the Depositor.
(f)    Any party hereto may waive any condition described in Section 12.01(a) above to the extent such condition is for the sole benefit of such waiving party.
ARTICLE XIII

TAXES
Section 13.01.    Tax Treatment as Grantor Trust
(o)    It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a grantor trust, with the assets of the Trust being the Trust Assets and the owner of the grantor trust being the Certificateholder; provided, however, that if the Internal Revenue Service asserts that the Trust fails to qualify as a grantor trust, the parties agree to treat the Trust as disregarded as an entity separate from the Certificateholder for U.S. federal income tax purposes during any period in which there is a single Certificateholder.
(p)    If, notwithstanding the preceding paragraph and the intention of the parties, the Trust is recharacterized as a partnership for tax purposes and (x) the Depositor is the Certificateholder (or one of the Certificateholders), then the Depositor shall serve as tax matter partner and shall make all decisions, consistent with the terms of this Agreement, relating to Taxes and shall be responsible for filing or causing to be filed as returns, reports and other forms on the part of the Trust or (y) the Depositor is not a Certificateholder, then the Certificateholder (or, if there is more than one Certificateholder, the Certificateholder owning the largest percentage interest in the Certificate or Certificates) shall serve as the tax matters partner with the responsibilities set forth in clause (x). The Trustees shall have no responsibility for ensuring that the Trust is in compliance with applicable tax laws, rules or regulations, except to the extent required by law. The Trustees shall, however, provide the tax matters partner with all information with regard to the Trust which the tax matters partner reasonably deems to be necessary in order to fulfill its duties as tax matters partner provided that the Trustees obtained such information in their capacity as Trustees of the Trust and such information is available to the Trustees.
Section 13.02.    Tax Treatment of the Notes
(c)    The Trust, the Certificateholder, the Note Trustee and each Holder agree to treat the Notes as indebtedness for all U.S. federal, state and local income and franchise tax purposes.
(d)    The Trust, the Certificateholder, the Note Trustee and each Holder agree to treat the Notes as not providing for any payment before the Maturity Date for all U.S. federal, state and local income and franchise tax purposes.
Section 13.03.    Tax Reports to Holders, Internal Revenue Service and Others.
(e)    The parties agree that, unless otherwise required by appropriate tax authorities, the Owner Trustee on behalf of the Trust, acting at the direction of the Certificateholder, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in Section 13.01(a) hereof for such tax purposes.
(f)    The Owner Trustee on behalf of the Trust, acting at the direction of the Certificateholder (or in the event that the Trust is recharacterized as a partnership and the Notes are recharacterized as partnership interests for tax purposes, the tax matters partner), shall prepare, or cause to be prepared, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Holders to prepare their U.S. Federal and state income tax returns and the Owner Trustee shall deliver to the Holders such information, upon receipt from the Certificateholder (or in the event that the Trust is recharacterized as a partnership and the Notes are recharacterized as partnership interests for tax purposes, the tax matters partner). Consistent with the Trust’s characterization for tax purposes as a grantor trust, no U.S. Federal income tax return (other than any such return required with respect to grantor trust tax treatment) shall be filed on behalf of the Trust unless either (a) the Trust, the Certificateholder or a Noteholder shall receive an Opinion of Counsel that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file U.S. Federal and/or state tax returns, the Certificateholder (or in the event that the Trust is recharacterized as a partnership for tax purposes, the tax matters partner) shall prepare or shall cause to be prepared, at its sole cost and expense, any U.S. Federal and/or state tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee at least five days before such returns are due to be filed. The Certificateholder (or in the event that the Trust is recharacterized as a partnership for tax purposes, the tax matters partner), the Owner Trustee, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Certificateholder (or in the event that the Trust is recharacterized as a partnership for tax purposes, the tax matters partner) and such returns shall be filed by, or at the direction of the Certificateholder (or in the event that the Trust is recharacterized as a partnership for tax purposes, the tax matters partner) with the appropriate tax authorities. In no event shall the Trustees be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including Federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to any act or omission by such Trustee which constitutes negligence or willful misconduct. The Trustees shall have no responsibility for ensuring that the Trust is in compliance with applicable tax laws, rules or regulations, except to the extent required by law.
(g)    Prior to the first payment to any Noteholder under this Agreement, such Noteholder (or, with respect to any Global Note, each holder of a beneficial interest therein) shall deliver to the Paying Agent (x)(i) two duly completed copies of United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates) or (ii) a duly completed copy of United States Internal Revenue Service Form W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates) and (y) any information requested pursuant to Sections 1471 through 1474 of the Code. Each Noteholder (or, with respect to any Global Note, each holder of a beneficial interest therein) shall certify that (A) in the case of any form provided pursuant to clause (x)(i) of the preceding sentence it is a non-U.S. Person and is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes or (B) in the case of any form provided pursuant to clause (x) (ii) of the preceding sentence it is a U.S. Person and is entitled to receive payments hereunder without deduction or withholding of any United States Federal backup withholding taxes. Each Noteholder (or, with respect to any Global Note, each holder of a beneficial interest therein) also agrees to deliver further copies of said Form W-8BEN, Form W-8BEN-E, W-8ECI or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates), and any related certification or information as described in the preceding two sentences, as the case may be, (i) on or before the date that any such form previously provided expires or becomes obsolete, (ii) after the occurrence of any event requiring a change in the most recent form previously provided unless a change in a treaty, law or regulation has occurred prior to the date on which delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Noteholder (or, with respect to any Global Note, each holder of a beneficial interest therein) from duly completing and delivering any such form with respect to it and such Noteholder (or, with respect to any Global Note, each holder of a beneficial interest therein) so advises the Owner Trustee and (iii) upon reasonable request of the Owner Trustee.
Section 13.04.    Withholding.
(a)    In the event that any withholding or deduction for or on account of any Tax is required by law on any payment to be made to the Holders under this Agreement and such Holder has not or cannot provide the documentation required by Section 13.02(c) of this Agreement (or such documentation is deemed invalid by the United States Internal Revenue Service), the Paying Agent shall:
(viii)    promptly notify the Holder of such requirement;
(ix)    make all such deductions and withholdings in respect of such Tax;
(x)    pay the full amount deducted or withheld in respect of such Tax from the payment due to such Holder to the relevant taxation authority or other governmental authority promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed;
(xi)    as soon as practicable after the date of any payment of such Tax to the relevant taxation authority or other governmental authority, furnish to the Holder the official receipt or a certified copy thereof, evidencing payment thereof.
(b)    For the avoidance of doubt, the Paying Agent has no obligation to pay any additional amount that would cause the net amount actually received by the Holder (free and clear of all Taxes) to equal the full amount the Holder would have received had no such deduction or withholding in respect of such Tax been required. The Holder will receive payment net of any withholding or deduction for or on account of any Tax required by law.

ARTICLE XIV

MISCELLANEOUS
Section 14.01.    Supplements; Amendments.
(e)    This Agreement and the Offered Notes may be amended, supplemented or otherwise modified by the parties hereto with the consent of (i) the Certificateholder and (ii) the Majority Noteholders; provided, that no such amendment, supplement or modification shall (A) reduce the amount or delay the timing of required distributions to the Noteholders without the consent of the corresponding affected Noteholders or (B) reduce the percentages of the Noteholders required to consent to any amendment or other provisions of this Agreement without the consent of the requisite percentages of Noteholders in accordance with this Agreement.
(f)    Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State, with the reasonable costs thereof reimbursed to the Note Trustee under Section 7.10 hereof. No amendment to the Certificate of Trust shall be inconsistent with the terms hereof.
(g)    Prior to the execution of any amendment to this Agreement or the Certificate of Trust, each Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that any conditions precedent contained in this Section 14.01 have been satisfied. A Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement.
Section 14.02.    No Legal Title to Trust Assets in Depositor.
The Depositor shall not have legal title to any part of the Trust Assets. No transfer, by operation of law or otherwise, of any right, title or interest of the Depositor to and in its ownership interest in the Trust Assets shall operate to terminate this Agreement or the Trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.
Section 14.03.    Limitations on Rights of Others.
The provisions of this Agreement are solely for the benefit of the Trustees, the Paying Agent, the Account Bank, the Registrar, the Certificateholder, the Noteholders and the Depositor and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
Section 14.04.    Notices.
Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing via mail, overnight courier service, facsimile or electronic communication and shall be deemed given upon actual receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that all such notices, directions, instructions, requests, reports and other communications hereunder to a Trustee shall be deemed given only upon actual receipt by such Trustee of a manually signed copy thereof), (i) if to the Note Trustee, BNY Mellon - Global Corporate Trust, 101 Barclay Street, 7E, New York, New York 10286, Attention: Kristin Gregory, Email: kristin.gregory@bnymellon.com; (ii) if to the Owner Trustee, addressed to its Corporate Trust Office, Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, Email: joller@wilmingtontrust.com, Facsimile: (302) 636-4140; (iii) if to the Certificateholder or the Depositor, addressed to Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004, Attention: General Counsel, Email: sksenak@ambac.com, Facsimile: +1 (212) 208-3384; (iv) if to any Noteholder, at such address as shall be designated by such party in a written notice to the Registrar; or (v) as to each party, at such other address as shall be designated by such party in a written notice to each other party.
Section 14.05.    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 14.06.    Separate Counterparts.
This Agreement may be executed by the parties hereto and thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 14.07.    Successors and Assigns.
All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Note Trustee and its successors and the Owner Trustee and its successors and each Holder and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and permitted assigns of such Holder. Except as expressly provided in this Agreement, no party hereto may assign or transfer any of its rights and/or obligations under this Agreement without the prior written consent of each of the other parties hereto.
Section 14.08.    No Petition.
To the fullest extent permitted by applicable law, each Trustee, the Certificateholder and each Noteholder (by its acceptance of an Offered Note or beneficial interest therein), hereby covenants and agrees that it will not at any time (a) institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law (each a “Bankruptcy Proceeding”) in connection with any obligations relating to any Trust Assets or this Agreement or (b) call for any partition or division of the property or assets of the

Trust. Nothing herein shall prohibit the Trustees from participating in or filing proofs of claim in respect of any such proceeding instituted by any other Person.
Section 14.09.    Offered Notes Obligor.
Each Noteholder (by its acceptance of an Offered Note or beneficial interest therein) acknowledges that the Offered Notes are not obligations of Ambac, the Depositor, the Segregated Account, Morgan Stanley & Co. LLC or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets for the obligations of the Trust under the Offered Notes, it being understood that recourse may be had to the Trust Assets for obligations of the Trust under the Offered Notes.
Section 14.10.    Headings.
The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 14.11.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT (X) THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY (OTHER THAN EITHER MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT MAY NOT BE MODIFIED BY A TRUST AGREEMENT OR NON-MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT HAVE NOT OTHERWISE BEEN MODIFIED BY THE PROVISIONS OF THIS TRUST AGREEMENT)) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES

HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT; AND (Y) NOTWITHSTANDING THE FOREGOING, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, SHALL GOVERN THE  EFFECTIVENESS AND ENFORCEABILITY OF THE “GRANTING CLAUSE” HEREOF. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.
(b)    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE STATE OF NEW YORK FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(c)    EACH OF THE PARTIES HERETO, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 14.12.    Integration.
This Agreement represents the agreement of the Noteholders, the Certificateholder and the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Noteholders, the Certificateholder or the parties hereto relating to the subject matter hereof not expressly set forth or referred to herein or in the Subscription Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.
THE BANK OF NEW YORK MELLON, as Note Trustee, Paying Agent, Registrar and Account Bank
By: /s/ M. Joseph
Name: Maryann Joseph
Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee
By: /s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Vice President
AMBAC FINANCIAL GROUP, INC.,
as Depositor
By: /s/ Richard Witterschein
Name: Richard Witterschein
Title: Managing Director

SCHEDULE 1
ANNEX OF DEFINED TERMS
“Account Bank” has the meaning set forth in Section 5.01(a) of this Agreement.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent Member” means a member of, or participant in, DTC.

“Agreement” and “Trust Agreement” have the meaning set forth in the preamble of this Agreement.

“Ambac” means Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.

“Authorized Denominations” means, with respect to any Offered Note, minimum denominations of $100,000 and integral multiples of $1,000.

“Bankruptcy Proceeding” has the meaning set forth in Section 14.08 of this Agreement

“Benefit Plan” has the meaning set forth in Section 4.03(d)(ii) of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or trust companies in New York, New York, Wilmington, Delaware or the city in which the designated corporate trust office of the Note Trustee or the Paying Agent is located, are authorized or obligated by law, regulation or executive order to be closed.

“Cash” or “cash”' means such coin or currency of the U.S. as at the time shall be legal tender for payment of all public and private debts.
“Certificate of Trust” means the Certificate of Trust for the Trust as filed with the Secretary of State pursuant to Section 3810(a) of the Statutory Trust Act on August 11, 2014.

“Certificateholder” means the holder of the Owner Trust Certificate.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Commissioner” means the Commissioner of Insurance of the State of Wisconsin or any successor thereto.

“Corporate Trust Office” means, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Holders or the principal corporate trust office of any successor Owner Trustee at the address designated by such Owner Trustee by notice to the other parties to this Agreement and the Holders and (ii) with respect to the Note Trustee, the principal office of the Note Trustee at which at any particular time its corporate trust business in New York shall be administered, which office at the date of execution of this Agreement is located at BNY Mellon - Global Corporate Trust, 101 Barclay Street, 7E, New York, New York 10286, Attention: Kristin Gregory, or at such other address as the Note Trustee may designate by notice to the Holders or the principal corporate trust office of any successor Note Trustee at the address designated by such Note Trustee by notice to the other parties to this Agreement and the Holders.

“Depositor” has the meaning set forth in the preamble of this Agreement.

“DTC” means The Depository Trust Company (or other clearing agency registered with the Securities and Exchange Commission and acceptable to the Owner Trustee and the Depositor), and its successor or successors, and its nominee or nominees.

“DTC Book-Entry Form” means the evidence on the Register of ownership by Cede & Co., as nominee of DTC, of the Offered Notes and the evidence on the records of DTC or participants in the book-entry system of DTC of the beneficial ownership, in Authorized Denominations, of Offered Notes by the beneficial owners, without the physical delivery of Offered Notes to such beneficial owners.

“Eligible Account” means an account held at an Eligible Bank.

“Eligible Bank” means a bank or trust company organized and doing business under the laws of the U.S. or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of $50,000,000.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 10.01 of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations or official interpretations thereof.

“FATCA Information” means, with respect to any Holder or holder of an interest in the Owner Trust Certificate or an Offered Note, information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

“GAAP” means generally accepted accounting principles, in effect from time to time in the United States, consistently applied.

“Global Note” has the meaning set forth in Section 4.01(a) of this Agreement.

“Holder” or “Holders” means the Noteholders and/or the Certificateholder, individually or collectively, as the context requires.
“Ineligible Account Bank” means an Account Bank that is not an Eligible Bank.

“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Junior Surplus Notes” means the Junior Surplus Notes of the Segregated Account, in the original principal amount of $350,000,000 issued pursuant to the Underlying Fiscal Agency Agreement and scheduled to mature on June 7, 2020, which notes are being deposited pursuant to the Trust Agreement.
“Lien” means any security interest, lien, charge, pledge, equity, or encumbrance of any kind.
“Majority Noteholders” means the Noteholders holding more than 50% of the outstanding principal balance of the Offered Notes.

“Maturity Date” means August 28, 2039.

“Moody's” means Moody's Investors Service, Inc. and any successor or successors thereto.

“Non-U.S. Holder” means any Holder that is not a U.S. Person.

“Note Trustee” means The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as note trustee and paying agent, as the case may be, under this Agreement, and any successor Note Trustee hereunder or thereunder.

“Noteholders” means the holders of Offered Notes.
“Notice of Appointment” has the meaning set forth in Section 5.01(d) of this Agreement.
“Offered Note” means a note issued pursuant to the Agreement, in the form of either a Registered Note or a Global Note, of which the holder is the beneficial owner, to be issued initially to the Subscribers. An Offered Note shall not be a beneficial interest in the Trust within the meaning of the Statutory Trust Act.
“Opinion of Counsel” means one or more written opinions of counsel, which counsel shall be reasonably acceptable to the recipient thereof (which counsel may be an employee of or counsel to the party giving such opinion or any of their Affiliates), in form and substance reasonably satisfactory to each recipient thereof.
“Original Trust Agreement” has the meaning set forth in the recitals of this Agreement.
“Owner Trust Certificate” means a certificate, in the form of Exhibit A hereto, issued initially to the Depositor pursuant to the Agreement of which the holder is the beneficial owner.
“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder or thereunder.
“Paying Agent” has the meaning set forth in Section 9.01 of this Agreement and any successor appointed pursuant to Section 9.02 of this Agreement.
“Payment Date” means the date that is three (3) Business Days after (i) an Underlying Security Distribution Date or (ii) the date of receipt of any proceeds upon a Sale of the Junior Surplus Notes.
“Payment Report” has the meaning set forth in Section 5.02(a) of this Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, limited liability company, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Protected Purchaser” means a “protected purchaser,” as such term is defined in the Section 8-303 of the Uniform Commercial Code.

“QIB” has the meaning set forth in Section 4.03(e)(v) of this Agreement.

“QP” has the meaning set forth in Section 4.03(e)(v) of this Agreement.

“Record Date” means, with respect to any Payment Date, the last Business Day of the calendar month immediately preceding the month in which the related Payment Date occurs.

“Register” has the meaning set forth in Section 4.03(a) of this Agreement.

“Registered” means in registered form for U.S. federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust for U.S. federal income tax purposes shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Registered Notes” has the meaning set forth in Section 4.01(b) of this Agreement.

“Registrar” has the meaning set forth in Section 4.03(a) of this Agreement and any successor thereto.

“Responsible Officer” means, when used with respect to a Trustee, any officer within the corporate trust department of such Trustee, including any vice president, senior associate, associate, trust officer or any other officer of such Trustee with responsibility for administering the Trust or who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successors thereto.

“Sale” has the meaning set forth in Section 10.15 of this Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Segregated Account” means the Segregated Account of Ambac Assurance Corporation established on March 24, 2010 pursuant to Wisconsin Statute § 611.24.

“State of Qualification” has the meaning set forth in Section 7.07(m) of this Agreement.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Subscriber” means each investor that purchased Offered Notes pursuant to a Subscription Agreement and its permitted assigns and/or successors.

“Subscription Agreement” means each subscription agreement for the purchase of Offered Notes between the Trust and a Subscriber.

“Successor Account Bank” has the meaning set forth in Section 5.01(d) of this Agreement.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any taxation authority or other governmental authority in respect of any payment under this Agreement, other than any tax imposed or measured by the overall net income or net profits of the Holder.

“Transferred Assets” has the meaning set forth in Section 2.07(a) of this Agreement.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means Corolla Trust, the Delaware statutory trust established by this Agreement.

“Trust Account” has the meaning set forth in Section 5.01(a) of this Agreement.

“Trust Assets” has the meaning set forth in the Granting Clause of this Agreement.

“Trust-Related Expenses” has the meaning set forth in Section 7.10 of this Agreement.

“Trust-Related Fees” has the meaning set forth in Section 7.10 of this Agreement.

“Trust-Related Losses” has the meaning set forth in Section 7.11 of this Agreement.

“Trustee(s)” means any or both of the Note Trustee and the Owner Trustee.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or other specified jurisdiction.

“Underlying Fiscal Agency Agreement” means the Junior Note Fiscal Agency Agreement dated as of April 30, 2013, by and between the Underlying Issuer and the Underlying Fiscal Agent, as amended or supplemented and in effect from time to time.

“Underlying Fiscal Agent” means The Bank of New York Mellon in its capacity as fiscal agent with respect to the Junior Surplus Notes, or any successor thereto pursuant to the Underlying Fiscal Agency Agreement.

“Underlying Issuer” means the Segregated Account, as issuer of the Junior Surplus Notes.

“Underlying Security Distribution Date” means any payment, distribution or redemption date under the Junior Surplus Notes in accordance with their terms.

“U.S.” means the United States of America.

“U.S. Person” means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in, or under the laws of, the U.S. or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in the regulations referred to below), or an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or an entity that is disregarded as an entity separate from its owner for U.S. federal income tax purposes and is wholly owned by one of the foregoing persons. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the Holders under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a U.S. person on August 20, 1996 may elect to continue to be treated as a U.S. person notwithstanding the previous sentence. The term “United States” has the meaning set forth in Section 7701 of the Code.

EXHIBIT A
FORM OF OWNER TRUST CERTIFICATE
THIS OWNER TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS OWNER TRUST CERTIFICATE MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF EXCEPT IN ACCORDANCE WITH THE AGREEMENT. NONE OF THE TRUST, THE OWNER TRUSTEE OR THE DEPOSITOR WILL REGISTER THIS OWNER TRUST CERTIFICATE UNDER THE SECURITIES ACT, QUALIFY THE OWNER TRUST CERTIFICATE UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY HOLDER.
THE HOLDER HEREOF WILL NOT BE ENTITLED TO ANY PAYMENTS ON THE JUNIOR SURPLUS NOTES UNTIL (I) THE HOLDERS OF THE OFFERED NOTES ARE PAID ALL ACCRUED AND UNPAID INTEREST THEREON AND (II) THE PRINCIPAL BALANCE OF THE OFFERED NOTES IS REDUCED TO ZERO.

COROLLA TRUST
OWNER TRUST CERTIFICATE
UNDER THE
TRUST AGREEMENT
Dated as of [________]

Corolla Trust, a Delaware statutory trust, created pursuant to a Trust Agreement, dated as of August 28, 2014 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Ambac Financial Group, Inc., as the Depositor, The Bank of New York Mellon, a national banking corporation, as Note Trustee, and Wilmington Trust, National Association, a national banking association, as Owner trustee, hereby certifies that AMBAC FINANCIAL GROUP, INC. is the owner of this Owner Trust Certificate. This Owner Trust Certificate is issued pursuant to and is entitled to the benefits of the Agreement, and the holder hereof, by acceptance hereof shall be bound by the terms of the Agreement. Reference is hereby made to the Agreement for a statement of the rights and obligations of the owner hereof. The Trustees, the Registrar and the Paying Agent may treat the Person shown on the Register as the absolute owner hereof for all purposes.
Capitalized terms used herein without definition have the meanings ascribed to them in or by reference to the Agreement.
The Holder hereof, by its acceptance of this Owner Trust Certificate, warrants and represents to the Owner Trustee that (a) it is acquiring this Owner Trust Certificate for investment and not with a view to distribution or resale, but subject nevertheless to any requirement of law that disposition of its property shall at all times be within its control, (b) it has the full right, power and authority to perform its obligations as the holder of the Owner Trust Certificate under the Agreement, (c) the execution, delivery and performance by it of the Agreement and the performance of its obligations thereunder do not and will not conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under any other agreement to which such party is a party or by which such party is bound, other than breaches or defaults which would not have a material adverse effect on (i) such party or the ability of such party to perform its obligations hereunder or (ii) the validity or enforceability of the Agreement as a whole and (d) the Agreement has been duly authorized, executed and delivered by the Holder and constitutes its legal and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). The Holder hereof shall not transfer the Owner Trust Certificate, except in accordance with the Agreement.
The Holder (by its acceptance of an Owner Trust Certificate), hereby covenants and agrees that it will not at any time (a) institute against the Trust or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to any Trust Assets or the Agreement or (b) call for any partition or division of the property or assets of the Trust.
This Owner Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustees, or any Affiliates of each of them (other than the Trust) and no recourse may be had against any such parties or their assets. A copy of the Agreement may be examined by the Certificateholder upon written request during normal business hours at the principal office of the Owner Trustee and at such other places, if any, designated by the Owner Trustee.
IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Agreement, has caused this Owner Trust Certificate to be issued as of ____________ __, 20__.
COROLLA TRUST
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:

EXHIBIT B-1
FORM OF GLOBAL NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS GLOBAL NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS GLOBAL NOTE, CEDE & CO., HAS AN INTEREST IN THE OFFERED NOTES REPRESENTED HEREBY.
THE OFFERED NOTES REPRESENTED BY THIS GLOBAL NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE OFFERED NOTES REPRESENTED BY THIS GLOBAL NOTE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO TRANSFEREES THAT ARE (A) “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE ACT, (B) “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND (C) NOT BENEFIT PLANS AND ARE NOT ACTING ON BEHALF OF ANY BENEFIT PLAN AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW. FOR PURPOSES OF THIS GLOBAL NOTE, “BENEFIT PLANS” SHALL MEAN ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, ANY “PLAN” (AS DEFINED IN SECTION 4975(E) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3- 101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ENTITY THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. NONE OF THE TRUST, THE TRUSTEES, THE DEPOSITOR OR THE CERTIFICATEHOLDER WILL REGISTER THE OFFERED NOTES REPRESENTED HEREBY UNDER THE SECURITIES ACT, QUALIFY THE OFFERED NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY HOLDER.
EACH TRANSFER OF THE OFFERED NOTES REPRESENTED BY THIS GLOBAL NOTE SHALL BE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN ARTICLE IV OF THE TRUST AGREEMENT AND EACH HOLDER OF THE OFFERED NOTES REPRESENTED BY THIS GLOBAL NOTE WILL BE REQUIRED TO HAVE MADE THE REPRESENTATIONS (AND DEEMED REPRESENTATIONS), WARRANTIES AND AGREEMENTS REQUIRED TO BE MADE IN CONNECTION THEREWITH. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

COROLLA TRUST
GLOBAL NOTE
UNDER THE
TRUST AGREEMENT
Dated as of [________]
Offered Note No. ___
Aggregate Principal Balance of the Offered Notes: [________]
CUSIP NO. [_________]
Corolla Trust, a Delaware statutory trust, created pursuant to a Trust Agreement, dated as of August 28, 2014 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Ambac Financial Group, Inc., as the Depositor, The Bank of New York Mellon, a New York banking corporation, as Note Trustee, and Wilmington Trust, National Association, a national banking association, as Owner Trustee, hereby promises to pay on the Maturity Date, to CEDE & CO., as nominee for The Depositary Trust Company, or registered assigns, the principal sum of $[______], as such amount may be reduced in accordance with the Trust Agreement, together with interest (calculated on the basis of a 360 day year of twelve 30 day months) on the unpaid balance thereof at the rate of 5.1% per annum, commencing on the date of the Trust Agreement and payable on each Payment Date subject to Section 6.01 of the Trust Agreement. To the extent that any accrued interest has not been paid in full on each June 7 following the date of the Trust Agreement, such unpaid interest will be added to the principal amount of the Offered Notes represented by this Global Note and will be treated as principal for all purposes hereof and of the Agreement (including, without limitation, the accrual of interest thereon at the rate specified above). The Offered Notes represented by this Global Note are issued pursuant to and are entitled to the benefits of the Agreement, and the holder hereof, by acceptance hereof shall be bound by the terms of the Agreement. Reference is hereby made to the Agreement for a statement of the rights and obligations of the owner hereof. The Trustees, the Registrar and the Paying Agent may treat the Person shown on the Register as the absolute owner hereof for all purposes.
Capitalized terms used herein without definition have the meanings ascribed to them in or by reference to the Agreement.
The entire unpaid principal balance of the Offered Notes shall be due and payable on the Maturity Date. All principal payments on the Offered Notes shall be made in the manner provided in the Trust Agreement.
There will be distributed on each Payment Date to the Holder at the close of business on the last Business Day of the month preceding the month of such Payment Date (the “Record Date”), the amount to be distributed to the Holder on such Payment Date, all as described in the Agreement.
The Holder, by its acceptance of this Global Note, agrees that it will look solely to the funds on deposit in the Trust Account that are allocated to the Noteholders for distribution hereunder and that neither the Note Trustee or the Paying Agent in their individual capacities, nor the Depositor or the Certificateholder are personally liable to the Holder for any amount payable under the Offered Notes represented by this Global Note or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
TRANSFER OF THE OFFERED NOTES REPRESENTED BY THIS GLOBAL NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE AGREEMENT.
The Holder hereof, by its acceptance of this Global Note, warrants and represents to the Owner Trustee that (a) it is acquiring the Offered Notes represented by this Global Note for investment and not with a view to distribution or resale, but subject nevertheless to any requirement of law that disposition of its property shall at all times be within its control, (b) it has the full right, power and authority to perform its obligations as the holder of the Offered Notes under the Agreement, (c) the Agreement does not, nor will the performance of the Holder’s obligations thereunder, violate the provisions of (i) the articles of incorporation and by-laws or other organizational documents of the holder, or (ii) any indenture or other agreement to which it is a party or by which it may be bound and (d) the Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder hereof in accordance with its terms. The Holder hereof shall not transfer the Offered Notes represented hereby except in accordance with the Agreement.
No representations are or will be made by Ambac Assurance Corporation, the Segregated Account or the Commissioner, including in his capacity as court-appointed rehabilitator of the Segregated Account, and none of Ambac Assurance Corporation,  the Segregated Account or the Commissioner make or will make any representation as to the transactions contemplated herein, including the transfer of the Junior Surplus Notes to the Issuer, or the timing or likelihood of repayment of the Junior Surplus Notes.
The Holder (by its acceptance of a Global Note or beneficial interest therein), hereby covenants and agrees that it will not at any time (a) institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to any Trust Assets or the Agreement or (b) call for any partition or division of the property or assets of the Trust. Nothing herein shall prohibit the Trustees from participating in or filing proofs of claim in respect of any such proceeding instituted by any other Person.
The Offered Notes represented hereby do not represent an obligation of, or an interest in, the Depositor, the Certificateholder, the Trustees, or any Affiliates of each of them (other than the Trust) and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement. In addition, the Offered Notes represented by this Global Note are not guaranteed by any governmental agency or instrumentality and are limited in right of payment to certain collections and recoveries with respect to the Trust Assets, all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Noteholder upon written request during normal business hours at the principal office of the Owner Trustee and at such other places, if any, designated by the Owner Trustee.
THIS GLOBAL NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS GLOBAL NOTE ANY PROVISION OF THE LAWS (COMMON OR STATUTORY (OTHER THAN EITHER MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT MAY NOT BE MODIFIED BY A TRUST AGREEMENT OR NON-MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT HAVE NOT OTHERWISE BEEN MODIFIED BY THE PROVISIONS OF THIS TRUST AGREEMENT)) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THE AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THE AGREEMENT, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE STATE OF NEW YORK FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
EACH OF THE PARTIES TO THE AGREEMENT, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Agreement, has caused this Global Note to be issued as of ________________ __, 20__.
COROLLA TRUST
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:
NOTE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Global Notes referred to in the within-referenced Agreement.
THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Note Trustee
By:
ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Offered Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Offered Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated

Signature Guaranteed:

EXHIBIT B-2
FORM OF OFFERED NOTE
THIS OFFERED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS OFFERED NOTE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO TRANSFEREES THAT ARE (A) “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE ACT, (B) “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND (C) NOT BENEFIT PLANS AND ARE NOT ACTING ON BEHALF OF ANY BENEFIT PLAN AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW. FOR PURPOSES OF THIS OFFERED NOTE, “BENEFIT PLANS” SHALL MEAN ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, ANY “PLAN” (AS DEFINED IN SECTION 4975(E) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3- 101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ENTITY THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. NONE OF THE TRUST, THE TRUSTEE, THE DEPOSITOR OR THE CERTIFICATEHOLDER WILL REGISTER THIS OFFERED NOTE UNDER THE SECURITIES ACT, QUALIFY THE OFFERED NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY HOLDER.
EACH TRANSFER OF THIS OFFERED NOTE SHALL BE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN ARTICLE IV OF THE TRUST AGREEMENT AND EACH REGISTERED HOLDER OF THIS OFFERED NOTE WILL BE REQUIRED TO HAVE MADE THE REPRESENTATIONS (AND DEEMED REPRESENTATIONS), WARRANTIES AND AGREEMENTS REQUIRED TO BE MADE IN CONNECTION THEREWITH. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.
COROLLA TRUST
OFFERED NOTE
UNDER THE
TRUST AGREEMENT
Dated as of [__________]
Offered Note No. ___
Principal Balance of the Offered Note: [_________]
CUSIP NO. [_________]
Corolla Trust, a Delaware statutory trust, created pursuant to a Trust Agreement, dated as of August 28, 2014 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Ambac Financial Group, Inc., as the Depositor, The Bank of New York Mellon, a New York banking corporation, as Note Trustee, and Wilmington Trust, National Association, a national banking association, as Owner Trustee, hereby promises to pay on the Maturity Date, to [______________________], or registered assigns, the principal sum of $[______], as such amount may be reduced in accordance with the Trust Agreement, together with interest (calculated on the basis of a 360 day year of twelve 30 day months) on the unpaid balance thereof at the rate of 5.1% per annum, commencing on the date of the Trust Agreement and payable on each Payment Date. To the extent that any accrued interest has not been paid in full on each June 7 following the date of the Trust Agreement, such unpaid interest will be added to the principal amount of this Offered Note and will be treated as principal for all purposes hereof and of the Agreement (including, without limitation, the accrual of interest thereon at the rate specified above). This Offered Note is issued pursuant to and is entitled to the benefits of the Agreement, and the holder hereof, by acceptance hereof shall be bound by the terms of the Agreement. Reference is hereby made to the Agreement for a statement of the rights and obligations of the owner hereof. The Trustees, the Registrar and the Paying Agent may treat the Person shown on the Register as the absolute owner hereof for all purposes.
Capitalized terms used herein without definition have the meanings ascribed to them in or by reference to the Agreement.
The entire unpaid principal balance of this Offered Note shall be due and payable on the Maturity Date. All principal payments on the Offered Notes shall be made in the manner provided in the Trust Agreement.
There will be distributed on each Payment Date to the Holder at the close of business on the last Business Day of the month preceding the month of such Payment Date (the “Record Date”), the amount to be distributed to the Holder on such Payment Date, all as described in the Agreement.
The Holder, by its acceptance of this Offered Note, agrees that it will look solely to the funds on deposit in the Trust Account that are allocated to the Noteholders for distribution hereunder and that neither the Note Trustee or the Paying Agent in their individual capacities nor the Depositor or the Certificateholder are personally liable to the Holder for any amount payable under this Offered Note or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
TRANSFER OF THIS OFFERED NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN THE AGREEMENT.
The Holder hereof, by its acceptance of this Offered Note, warrants and represents to the Owner Trustee that (a) it is acquiring the Offered Note represented hereby for investment and not with a view to distribution or resale, but subject nevertheless to any requirement of law that disposition of its property shall at all times be within its control, (b) it has the full right, power and authority to perform its obligations as the holder of the Offered Note under the Agreement, (c) the Agreement does not, nor will the performance of the Holder’s obligations thereunder, violate the provisions of (i) the articles of incorporation and by-laws or other organizational documents of the holder, or (ii) any indenture or other agreement to which it is a party or by which it may be bound and (d) the Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder hereof in accordance with its terms. The Holder hereof shall not transfer the Offered Note except in accordance with the Agreement.
No representations are or will be made by Ambac Assurance Corporation, the Segregated Account or the Commissioner, including in his capacity as court-appointed rehabilitator of the Segregated Account, and none of Ambac Assurance Corporation,  the Segregated Account or the Commissioner make or will make any representation as to the transactions contemplated herein, including the transfer of the Junior Surplus Notes to the Issuer, or the timing or likelihood of repayment of the Junior Surplus Notes.
The Holder (by its acceptance of an Offered Note or beneficial interest therein), hereby covenants and agrees that it will not at any time (a) institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to any Trust Assets or the Agreement or (b) call for any partition or division of the property or assets of the Trust. Nothing herein shall prohibit the Trustees from participating in or filing proofs of claim in respect of any such proceeding instituted by any other Person.
This Offered Note does not represent an obligation of, or an interest in, the Depositor, the Certificateholder, the Trustees, or any Affiliates of each of them (other than the Trust) and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement. In addition, this Offered Note is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Trust Assets, all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Noteholder upon written request during normal business hours at the principal office of the Owner Trustee and at such other places, if any, designated by the Owner Trustee.
THIS OFFERED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS OFFERED NOTE ANY PROVISION OF THE LAWS (COMMON OR STATUTORY (OTHER THAN EITHER MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT MAY NOT BE MODIFIED BY A TRUST AGREEMENT OR NON-MANDATORY PROVISIONS OF THE STATUTORY TRUST ACT THAT HAVE NOT OTHERWISE BEEN MODIFIED BY THE PROVISIONS OF THIS TRUST AGREEMENT)) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THE AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THE AGREEMENT, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE STATE OF NEW YORK FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
EACH OF THE PARTIES TO THE AGREEMENT, THE CERTIFICATEHOLDER (BY ITS ACCEPTANCE OF THE OWNER TRUST CERTIFICATE) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF AN OFFERED NOTE OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Agreement, has caused this Offered Note to be issued as of ________________ __, 20__.
COROLLA TRUST
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:
NOTE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Offered Notes referred to in the within-referenced Agreement.
THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Note Trustee
By:
ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Offered Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Offered Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated

Signature Guaranteed:

EXHIBIT C
FORM OF PAYMENT REPORT

Amount of accrued interest since prior June 7:    $[●]
Amount received on the Junior Surplus Notes:    $[●]
Principal balance of the Offered Notes:        $[●]

EXHIBIT D

FORM OF UCC FINANCING STATEMENT